SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐ Soliciting Material Pursuant to §240.14a-12

BANKUNITED FINANCIAL CORPORATION

(Name of Registrant as Specified in Its Articles of Incorporation)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

FOR TUESDAY, JANUARY 23, 2007

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of BankUnited Financial Corporation, a Florida corporation (the “Company”) will be held at the BankUnited Center, University of Miami, 1245 Dauer Drive, Coral Gables, Florida 33146 on Tuesday, January 23, 2007 at 12:00 noon for the following purposes:

(1) To elect three Class II directors to serve until 2010 and one Class III director to serve until 2008;

(2) To vote on approval of the BankUnited Financial Corporation 2007 Stock Award and Incentive Plan;

(3) To vote on an amendment to Article VI of the Company’s Articles of Incorporation, to increase the number of shares of Class A Common Stock, par value $.01 per share, that the Company is authorized to issue, to 100,000,000 shares from 60,000,000 shares; and

(4) To transact such other business as may properly come before the Annual Meeting and any postponements or adjournments thereof.

Pursuant to the Company’s Bylaws, the Company’s Board of Directors has fixed the close of business on December 1, 2006 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors

LAWRENCE H. BLUM Secretary

Coral Gables, Florida

December     , 2006

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES.

BANKUNITED FINANCIAL CORPORATION

255 Alhambra Circle • Coral Gables, Florida 33134

Telephone: (305) 569-2000

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

to be held at 12:00 noon on Tuesday, January 23, 2007

at the

BankUnited Center

University of Miami

1245 Dauer Drive

Coral Gables, Florida 33146

INTRODUCTION

This Proxy Statement is furnished to stockholders of BankUnited Financial Corporation, a Florida corporation (the “Company”) in connection with the solicitation of proxies for the Annual Meeting of Stockholders to be held on January 23, 2007 (the “Annual Meeting”). The Company’s Board of Directors (the “Board” or “Board of Directors”) is soliciting proxies for use at the Annual Meeting and at any postponements or adjournments thereof. This Proxy Statement describes the matters to be considered at the Annual Meeting and, together with the proxy card and accompanying reports, will be mailed to the Company’s stockholders on or about December     , 2006.

VOTING AND SOLICITATION OF PROXIES

Use of Proxies at the Annual Meeting; Matters to Be Considered at the Annual Meeting

Proxies which are received by the Company prior to the Annual Meeting and not revoked prior to use will be voted at the Annual Meeting as instructed thereon. Proxies must be in the accompanying form and properly executed. Executed proxies with no instructions indicated thereon will be voted (i) FOR the election of the three Class II directors and one Class III director as described below under “Election of Directors,” (ii) FOR the approval of the BankUnited Financial Corporation 2007 Stock Award and Incentive Plan (the “2007 Plan”) and (iii) FOR the approval of the proposed amendment to the Company’s Articles of Incorporation to increase the number of shares of Class A Common Stock, par value $.01 per share (“Class A Common Stock”), that the Company is authorized to issue to 100,000,000 shares from 60,000,000 shares.

The Company has not received notice of any stockholder proposals to be presented at the Annual Meeting prior to the deadlines for submission of such proposals as indicated in the Company’s Proxy Statement delivered for last year’s annual meeting or in accordance with any applicable state or federal laws. The Board of Directors knows of no matters that are to be presented for consideration at the Annual Meeting other than those described in this Proxy Statement. If other matters are properly presented, it is the intention of the persons designated as proxies on the enclosed proxy card to vote as proxies on such matters in accordance with their judgment.

Revocation of Proxies

A proxy may be revoked at any time prior to the use of such proxy in voting. Any stockholder may revoke a proxy previously delivered by delivering written notice of revocation to the Secretary of the Company, by submitting a later-dated proxy card, or by voting in person at the Annual Meeting.

Record Date; Stockholders Entitled to Vote at Annual Meeting

Holders of record of the Company’s Class A Common Stock, Class B Common Stock and Noncumulative Convertible Preferred Stock, Series B (the “Series B Preferred Stock”), at the close of business on December 1, 2006 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof.

Each share of Class A Common Stock is entitled to one-tenth of one vote, each share of Class B Common Stock is entitled to one vote and each share of Series B Preferred Stock is entitled to two and one-half votes. As of the Record Date, 36,399,573 shares of Class A Common Stock, 623,338 shares of Class B Common Stock, and 1,089,713 shares of Series B Preferred Stock were outstanding.

Quorum; Adjournment; Vote Required For Approval

The presence of a quorum at the Annual Meeting will be necessary for action on any proposal. The presence, in person or by proxy, of shares representing at least a majority of the votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the meeting.

Abstentions and broker non-votes are included in the calculation of the number of votes represented at the Annual Meeting for purposes of determining whether a quorum has been achieved. An automated system administered by the Company’s transfer agent will tabulate the votes for the Annual Meeting. In the event there are not sufficient represented shares for a quorum, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

Under applicable Florida law and the provisions of the Company’s Articles of Incorporation and Bylaws, the directors nominated for election to the Board, as described under Proposal One, “Election of Directors,” must each be elected by the affirmative vote of a plurality of the votes of the shares present in person or by proxy at the Annual Meeting and entitled to vote. Votes withheld for one or more nominees for director and broker non-votes will not be considered affirmative votes for this purpose. Approval of the 2007 Plan, described in Proposal Two, requires the affirmative vote of a majority of the votes of the shares (Class A Common Stock, Class B Common Stock, and Series B Preferred Stock) present in person or by proxy at the Annual Meeting and entitled to vote. Approval of the proposed amendment to the Company’s Articles of Incorporation, described in Proposal Three, requires the affirmative vote of a majority of the votes of the shares (Class A Common Stock, Class B Common Stock, and Series B Preferred Stock) present in person or by proxy at the Annual Meeting and entitled to vote.

Solicitation

The solicitation of proxies is being made by the Company, and the Company will bear the cost of the solicitation of proxies. Directors, officers and regular employees of the Company may solicit proxies personally or by U.S. Mail, telephone, facsimile or e-mail. Such persons will receive no additional compensation for performing such activities. The Company will also use the services of The Altman Group, paid solicitors, to solicit proxies for a fee of approximately $6,000 plus out of pocket expenses. The Company will reimburse persons holding Company stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding solicitation materials to their principals.

A copy of the Company’s Summary Annual Report to stockholders and a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006 (the “Form 10-K”) are being mailed to stockholders with this Proxy Statement. The Form 10-K was filed with the Securities and Exchange Commission (the “SEC”) on December     , 2006, and includes the Company’s consolidated financial statements for its 2006 fiscal year.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Board of Directors currently consists of 12 members divided, in numbers as equal as possible, among Class I, Class II and Class III. Pursuant to the Company’s Bylaws, the term of each class of directors is three years, with the term of one class expiring at each annual meeting of stockholders. The Board of Directors may elect a new director to the Board during any fiscal year, but that director may serve only until the next annual meeting of stockholders, at which time he or she must be elected by the stockholders in order to continue to serve on the Board.

At the Annual Meeting, the term of the four directors currently serving in Class II will expire. Sharon A. Brown is retiring from the Board and will not be standing for re-election. The Corporate Governance and Nominating Committee (the “Nominating Committee”) of the Board of Directors has nominated two of these directors, Lawrence H. Blum and Lauren R. Camner, for re-election in Class II to a new term ending 2010, and has also nominated, Dr. Albert E. Smith, whose Class II term will expire at the annual meeting, to serve in Class III with a term ending in 2008. Each of these nominees was elected by stockholders at previous annual meetings. In addition, the Nominating Committee has nominated Bradley S. Weiss, who was appointed by the Board on May 4, 2006 in Class III, to serve in Class II with a term ending in 2010. The Board has ratified each of these nominations. Information about each nominee for director and each continuing director is provided on the following pages.

Under applicable Florida law, the provisions of the Company’s Articles of Incorporation, as amended, and the Company’s Bylaws, as amended, the directors nominated for election to the Board, as described under Proposal One, “Election of Directors,” must each be elected by the affirmative vote of a plurality of the votes cast by the shares present in person or by proxy at the Annual Meeting and entitled to vote. Votes withheld for one or more nominees for director and broker non-votes will not be considered affirmative votes for this purpose.

Each properly executed proxy will be voted for the election of each of the nominees, unless the proxy card is marked to indicate that authorization is expressly withheld as to one or more nominees. Each of the nominees has consented to being named as a nominee in this Proxy Statement and to serve if elected. If any nominee, however, becomes unavailable for any reason, or if a vacancy occurs before the election (which event is not now anticipated), the shares as to which a proxy is granted will be voted, at the discretion of the proxies, for substitute nominees named by the Board.

The following tables describe the periods during which each nominee and continuing director has served as a director of the Company or BankUnited, FSB (“BankUnited”), a wholly owned subsidiary of the Company. The table also describes the positions and offices, if any, of the director or the nominee with the Company and BankUnited, and his or her principal occupation or employment for the past five years or more.

Name, Age, Principal Occupation, Directorships and Business Experience	Director Since	If elected, Term as a Director Expires
The persons nominated as Class II directors:

Lawrence H. Blum: Age 63	1984	2010

Director and Vice Chairman of the Board of the Company (1993 to present) and BankUnited (1984 to present); Secretary of the Company and BankUnited (September 2002 to present); Managing Director (1992 to present) and Partner (1972 to present) of Rachlin Cohen & Holtz LLP Accountants and Advisors.

Lauren R. Camner (1): Age 32	2004	2010

Director of the Company (August 2004 to present) and BankUnited (May 2004 to present); Senior Vice President, Alternative Delivery Channels (October 2006 to present); Senior Vice President, Alternative Delivery Channels and Investor Relations (November 2004 to October 2006); Corporate Communications Officer (March 2002 to October 2006); Vice President, Investors Relations (January 2004 to November 2004); Vice President, Website Manager (January 2000 to November 2004); and Marketing Specialist (January 1999 to January 2000).

Bradley S. Weiss: Age 46	2006	2010

Director of the Company and BankUnited (May 2006 to present), President and Chief Executive Officer, The Mortgage House (1997 to present); President and Chief Executive Officer, Primary Title Services (1997 to present); President and Chief Executive Officer, JMA Group, Inc., a licensed real estate firm that provides commercial management and leasing services (1997 to present); President and Chief Executive Officer, CSW Associates, Inc., a real estate management company (1990 to 1997); President and Chief Executive Officer, TRJ Capital Management Corp., a real estate consulting firm specializing in loan workouts (1987 to 1990); Arthur Andersen & Company, accountant (1982 to 1987).

(1)	Lauren R. Camner is the daughter of the Company’s Chairman and Chief Executive Officer, Alfred R. Camner.

Name, Age, Principal Occupation, Directorships and Business Experience	Director Since	If elected, Term as a Director Expires

The person nominated as a Class III director is:

Dr. Albert E. Smith: Age 74	2003	2008

Director of the Company and BankUnited (October 2003 to present); President Emeritus, Florida Memorial University (2006 to present); President, Florida Memorial University (1993 to 2006); President, South Carolina State College (1986 to 1993); Member of the Orange Bowl Committee (1997 to present); Director of the Greater Miami Chamber of Commerce (1997 to 2006); Vice Chair, Miami-Dade County Social and Economic Development Council (2001 to 2006); The College Fund/UNCF, Executive Committee (2002 to 2006), Agenda Committee (1998 to 2006), and Institutional Directors Committee (1997 to 2002).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES FOR ELECTION AS DIRECTORS.

Information About the Continuing Members of the Board of Directors

Name, Age, Principal Occupation, Directorships and Business Experience	Director Since	If elected, Term as a Director Expires

The Current Class I directors are:

Tod Aronovitz: Age 56	2004	2009

Director of the Company and BankUnited (August 2004 to present); Senior Partner, Aronovitz Trial Lawyers (1988 to present); President, The Florida Bar (2002 to 2003); Member, Board of Trustees of Florida Supreme Court Historical Society (2002 to present); Member, House of Delegates American Bar Association (2002 to 2004); Member, Board of Directors, Florida Bar Foundation (2001 to 2004); Member, Florida Bar’s Board of Governors (1996 to 2001).

Marc D. Jacobson: Age 64	1984	2009

Director (1993 to present) and Secretary (1993 to 1997) of the Company; Director (1984 to present) and Secretary (1985 to 1996) of BankUnited; Senior Vice President of HBA Insurance Group, Inc., and its predecessor, Head-Beckham Insurance Agency, Inc. (1990 to present).

Hardy C. Katz: Age 65	2002	2009

Director of the Company and BankUnited (March 2002 to present); Managing Partner, Showproco LLC, a firm which manages trade shows (2006 to present); Vice President of Communications and Show Management, Inc., a trade show and management company, and Industry Publishers, Inc., a publishing company (1972 to present); Managing Partner, BiZBashFla, LLC, a publishing company (2003 to present).

Ramiro A. Ortiz: Age 56	2002	2009

Director, President and Chief Operating Officer of the Company and BankUnited (August 2002 to present); Chairman and Chief Executive Officer (July 2002 to August 2002), President (1996 to August 2002), and Executive Vice President of Community Banking (1987 to 1996) of SunTrust Bank, Miami; Chairman of the Greater Miami Chamber of Commerce (2001 to 2002); Campaign Co-Chair of the United Way of Miami-Dade County (1999).

Current Class III directors are:

Allen M. Bernkrant: Age 76	1985	2008
Director of the Company (1993 to present) and BankUnited (1985 to present); Private investor in Miami, Florida (1990 to present).

Alfred R. Camner (1): Age 62	1984	2008

Chairman of the Board and Chief Executive Officer (1993 to present), President (1993 to 1998, 2001 to 2002) and Chief Operating Officer (2001 to 2002) of the Company; Director, Chairman of the Board and Chief Executive Officer (1984 to present), President (1984 to 1993, 1994 to 1998, 2001 to 2002), and Chief Operating Officer (2001 to 2002) of BankUnited; Senior Managing Director (1996 to present) of Camner, Lipsitz and Poller, Professional Association, attorneys-at-law; General Counsel to CSF Holdings, Inc. and its subsidiary, Citizens Federal Bank (1973 to 1996); Director, Executive Committee member, Loan America Financial Corporation (1985 to 1994); University of Miami Board of Trustees (2006 to present).

Neil H. Messinger, M.D.: Age 68	1996	2008

Director of the Company and BankUnited (1996 to present); Chairman Emeritus and Director of Outpatient Imaging Services of Radiology Associates of South Florida, P.A (2005 to present), Radiologist and Director, Radiology Associates of South Florida, P.A. (1986 to present), Chairman of Radiology Associates of South Florida, P.A. (1986 to 2005); Chairman of Outpatient Imaging Services of Baptist Hospital (1986 to present).

(1)	Alfred R. Camner is the father of Lauren R. Camner, a director of the Company and BankUnited.

Information Regarding the Board and its Committees

The Board of Directors of the Company held 5 regular meetings during the 2006 fiscal year. Each director attended 75% or more of the total number of meetings of the Board and committees on which he or she served. Directors are encouraged to attend the annual meeting of stockholders, and all eleven directors then serving attended last year’s annual meeting of stockholders. The Company’s Board of Directors has established four standing committees: an Executive Committee, an Audit Committee, a Compensation Committee and the Nominating Committee.

The Executive Committee is authorized to exercise the powers of the Board of Directors between regular meetings of the Board, to the extent permitted under applicable laws and rules. Alfred R. Camner, Lawrence H. Blum and Dr. Neil H. Messinger serve on the Executive Committee of the Company’s Board. During fiscal 2006, the Company’s Executive Committee held 2 formal meetings.

The Audit Committee’s responsibility is to monitor and oversee management’s functions with regard to the Company’s internal controls and the financial reporting process, the performance by the independent registered certified public accounting firm of an independent audit of the Company’s consolidated financial statements and the issuance by such firm of a report on its audit. During fiscal 2006 Allen M. Bernkrant (Chair), Sharon A. Brown, Hardy C. Katz and Bradley S. Weiss served on the Board’s Audit Committee, and with the exception of Sharon A. Brown, will continue as Audit Committee members after this Annual Meeting of Stockholders. The current members of the Audit Committee are not officers or employees of the Company or its subsidiaries, and do not have a relationship which, in the opinion of the Company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board of Directors has also determined that each member of the Audit Committee is “independent” as defined by the listing standards of the Nasdaq Global Select Market (“Nasdaq”) listing standards and that retiring Audit Committee member Sharon A. Brown and continuing member Bradley S. Weiss qualify as “audit committee financial experts,” as defined under the rules of the SEC. The Audit Committee held 18 formal meetings in fiscal 2006 and conferred on a regular basis to review interim audit reports. The specific responsibilities and functions of the Audit Committee are delineated in the Audit Committee Charter, which was amended and restated in November 2005 and included as an exhibit to the Proxy Statement for the Company’s 2006 Annual Meeting of Stockholders. The Audit Committee Charter is reviewed annually and updated as necessary to reflect changes in regulatory requirements, authoritative guidance and evolving practices.

The Compensation Committee determines and approves the compensation of the Company’s executive officers. The members of the Compensation Committee are Hardy C. Katz (Chair), Dr. Neil H. Messinger and Allen M. Bernkrant, each of whom was determined to be “independent” as defined under Nasdaq listing standards. The Compensation Committee held 16 formal meetings in fiscal 2006. The specific responsibilities and functions of the Compensation Committee are delineated in the Compensation Committee Charter which was adopted in October 2003 and included as an exhibit to the Company’s 2004 Annual Proxy Statement. The Compensation Committee Charter is reviewed annually and updated as necessary to reflect changes in regulatory requirements, authoritative guidance and evolving practices.

The Nominating Committee was established by the Board in September 2003. The primary responsibilities of this Committee are to establish criteria for membership on the Board of Directors and evaluate corporate policies relating to the recruitment of Board members; review and make recommendations to the Board regarding the Board’s composition and structure; identify and nominate qualified individuals to become Board members; and develop, implement and monitor policies and procedures regarding principles of corporate governance. The members of the Nominating Committee are Dr. Neil H. Messinger (Chair), Allen M. Bernkrant and Bradley S. Weiss, each of whom was determined to be “independent” as defined by Nasdaq listing standards by the Board of Directors. The specific roles and responsibilities of the Nominating Committee are delineated in its charter which was attached as an exhibit to the 2004 Proxy Statement. The Nominating Committee recommended the nominees for election as directors and the Board of Directors approved and ratified those recommendations. The Nominating Committee held 3 formal meetings in fiscal 2006.

The charter for each Board committee may be viewed on the Company’s internet website (www.bankunited.com).

The Board of Directors has determined that a majority of its members is independent under applicable laws and regulations including Nasdaq listing standards, and that each such person, identified as follows, is free of any relationship that would interfere with his or her exercise of independent judgment: Tod Aronovitz, Allen M. Bernkrant, Sharon A. Brown, Hardy C. Katz, Dr. Neil H. Messinger, Dr. Albert E. Smith and Bradley S. Weiss. Each member of the Nominating Committee is independent as defined under the Nasdaq Independence Rule.

The Board of Directors has established stock ownership guidelines for its members to ensure that directors’ interests are closely aligned with those of the Company’s stockholders. The guidelines require directors who have served on the Board of Directors for at least two years to own shares of the Company’s Class A Common Stock, Class B Common Stock or Series B Preferred Stock with a fair market value of at least $50,000. Each director to whom this requirement applies must achieve compliance no later than the fourth anniversary of the annual stockholders’ meeting at which the director is elected for the first time, except that directors serving at the time these guidelines were adopted shall not be subject to the guidelines until the next annual meeting of stockholders at which such director is re-elected, and compliance with the requirement shall be required by the second anniversary of the directors re-election. Shares of stock acquired upon the exercise of stock options granted to a director as well as shares of restricted stock held by a director are counted towards satisfaction of the stock ownership guidelines. These stock ownership guidelines, however, are not applied to directors who are retired from their primary employment and who served in such employment as members of eleemosynary, educational or other similar community, governmental or public service institutions. The Board will evaluate the stock ownership guidelines on an ongoing basis.

Compensation of Directors

For fiscal 2006 each director who served on the Company’s Board, other than Mr. Ortiz, received a $25,000 annual cash retainer through May 3, 2006, which was increased on that date to $32,500 for the remainder of the fiscal year, resulting in a total annual retainer of $28,125 for each director other than Mr. Ortiz serving on the Company’s Board. Except for Messrs. Camner and Ortiz, each director also received restricted stock with a dollar value of $23,000. Neither Mr. Camner nor Mr. Ortiz received restricted stock for service on the Board or any of its committees.

During fiscal 2006, each director other than Mr. Camner and Mr. Ortiz who was a member of a Board committee received an annual cash retainer and an annual dollar value of restricted stock, which payments were in addition to the fiscal 2006 cash retainer and restricted stock described above. Each member of the Audit Committee received $20,000 cash and $5,000 in restricted stock and the Chair of the Audit Committee received an additional $4,000 cash retainer. Each member of the Compensation Committee received $15,000 cash and $5,000 in restricted stock and the Chair of the Compensation Committee received an additional $4,000 cash retainer. Each member of the Nominating Committee received $8,000 cash and $2,000 in restricted stock and each member of the Executive Committee receive $10,000 cash and $700 in restricted stock.

Communications with the Board of Directors

Stockholder communications with the Board should be made in accordance with the Company’s Procedures for Stockholder Communications which are posted on the Company’s internet website (www.bankunited.com). Communications to the directors must be in writing and sent care of the Company’s Corporate Secretary to the Company’s principal headquarters, 255 Alhambra Circle, Coral Gables, Florida 33134. The Nominating Committee has designated the Company’s Corporate Secretary or any Assistant Secretary to assume the responsibility for receipt and processing of communications to directors and determine whether (i) the communication satisfies the procedural requirements for submission and (ii) the substance of the communication is appropriate. The following communications will not be delivered to the directors, (i) communications regarding individual grievances or other interests that are personal to the party submitting the communication that could not reasonably be construed to be of concern to stockholders generally or other constituencies of the Company; (ii) communications that advocate the Company’s engaging in illegal activities; (iii) communications which under community standards or other generally accepted norms of social behavior, contain offensive, scurrilous or abusive content; and (iv) communications that have no rational relevance to the business or operations of the Company.

Submission of Stockholder Recommendations for Nominations

The Nominating Committee identifies and evaluates possible candidates for the Board of Directors by recommendations from other committee and Board members, senior management and stockholders. It is the policy of the Company and the Nominating Committee to consider recommendations for the nomination of directors by eligible Company stockholders in accordance with the conditions described below. If an eligible stockholder would like to recommend a person for the Nominating Committee to consider as a nominee for election to the Board of Directors, he or she may submit the recommendation to the Company’s Corporate Secretary in compliance with the procedures for stockholder nominations described in the Company’s Procedures for Stockholders Submitting Nominating Recommendations, which are posted on the Company’s internet website (www.bankunited.com). Stockholders should be aware that it is the general policy of the Company to re-nominate qualified incumbent directors, and that, absent special circumstances, the Nominating Committee will not consider other candidates when a qualified incumbent consents to stand for re-election. In order for the recommendation of a stockholder, or group of stockholders, to be considered by the committee, the recommending stockholder or group of stockholders must have held at least 10,000 shares of the Company’s Class A Common Stock or a number of shares of Class B Common Stock or Series B Preferred Stock convertible into 10,000 shares of Class A Common Stock for at least one year as of the date the recommendation was made.

An eligible stockholder wishing to recommend a prospective nominee for consideration by the Nominating Committee should send a notice to BankUnited Financial Corporation, Attention: Corporate Governance and Nominating Committee c/o Corporate Secretary, 255 Alhambra Circle, Coral Gables, Florida 33134. To be considered timely, the notice of recommendation must be made in writing and received by the Corporate Secretary by August 23, 2007. The notice must be made in compliance with the Company’s Procedures for Stockholders Submitting Nominating Recommendations and contain, among other things: (i) the name and address, as they appear in the Company’s books, of the stockholder giving the notice, (ii) the class and number of shares of the Company that are beneficially owned by the stockholder and whether the stockholder has a good faith intention to continue to hold the shares, (iii) a statement indicating the nominee is willing to be nominated and to serve as a director if elected, and (iv) any other information regarding the candidate that the SEC would require to be included in a proxy statement.

The Nominating Committee seeks individuals who, among other things, have, in the committee’s opinion, a reputation for personal and professional integrity, a demonstrated ability, business understanding and judgment that would be beneficial to the Board of Directors, and who would be, in the committee’s opinion, effective, in conjunction with the other directors and nominees to the Board of Directors, in exercising sound judgment and discharging the fiduciary duties owed as a director to the Company and its stockholders, and in fairly and equally serving the long term interests of all of the stockholders. Candidates must have demonstrated achievement in one or more of the following fields: banking, business, professional, government, community, science, education or other endeavors deemed praiseworthy by the committee. The committee will also consider whether the proposed candidate will have the time to serve, and the requirements of applicable laws and regulations.

EXECUTIVE COMPENSATION

Annual Compensation

The following table describes the compensation earned by the Chief Executive Officer, and the other four most highly compensated executive officers of the Company and BankUnited, each of whose total annual salary and bonus exceeded $100,000 for fiscal 2006 (the “named executive officers”).

Summary Compensation Table

		Annual Compensation									Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary			Bonus (A)			Other Annual Compensation			Restricted Stock Awards (A)			Securities Underlying Options (#) (B)		All Other Compensation
Alfred R. Camner Chairman of the Board and Chief Executive Officer of the Company and BankUnited	2006 2005 2004	$ $ $	450,000 375,000 375,000		$ $ $	2,500,000 1,400,000 1,970,000	(C) (C) (C)	$ $ $	120,095 113,107 96,204	(D) (D) (D)	$ $ $	2,618,120 2,486,749 2,224,604	(E) (E) (E)	120,000 135,000 85,000	(F)	$ $ $	236,807 126,320 102,741	(G)
Ramiro A. Ortiz President and Chief Operating Officer of the Company and BankUnited	2006 2005 2004	$ $ $	554,937 500,000 450,000		$ $ $	500,000 200,000 335,000	(H) (I)		— —		$ $ $	989,895 237,506 698,494	(J) (J) (J)	60,000 60,000 55,000	(F)	$ $ $	20,855 174,985 20,271	(G)
Abel L. Iglesias Executive Vice President, Corporate and Commercial Banking, of BankUnited	2006 2005 2004	$ $ $	330,003 315,000 291,250		$ $ $	162,480 111,000 135,140			— — —		$ $ $	134,100 161,700 97,650	(K) (K) (K)	— 18,000 —		$ $ $	5,895 5,430 3,120	(G)
Robert L. Green Executive Vice President, Residential Real Estate BankUnited	2006 2005 2004	$ $ $	541,939 410,691 300,026	(L) (L) (L)	$ $ $	175,374 90,000 100,236			— — —		$ $ $	462,420 161,700 153,450	(M) (M) (M)	— 20,000 2,500		$ $ $	8,246 9,688 10,824	(G)
James R. Foster (N) Executive Vice President, Corporate Finance, of the Company and BankUnited	2006 2005 2004		$282,443 — —			$142,453 — —	(O)		$102,921 — —	(P)		$386,370 — —	(Q)	— — —			$3,928 — —	(G)

#	Number of shares granted.
(A)	Annual bonuses are generally paid in the first quarter of each fiscal year, for services rendered during the prior fiscal year. Bonuses paid in the form of restricted stock are included at their fair market value on the dates of grant and reported in the “Restricted Stock Awards” column. Early vesting conditions of the restricted stock generally provide that the shares will vest fully in the event of the executive’s death, disability, retirement or early retirement (with the approval of the Compensation Committee), or in the case of Messrs. Camner and Ortiz, in the event of a change in control of the Company.
(B)	All information provided relates to option grants. The securities underlying options are shares of Class A Common Stock, Class B Common Stock or Series B Preferred Stock. Each share of Class B Common Stock is convertible into one share of Class A Common Stock, and each share of Series B Preferred Stock is convertible into 1.4959 shares of Class B Common Stock.
(C)	The entries for “Bonus” for fiscal 2004, 2005 and 2006 include amounts earned as quarterly performance-based cash compensation. Pursuant to the restructuring of his compensation in April 2002, Mr. Camner agreed to forego a portion of his salary and to accept instead the opportunity to earn quarterly performance-based compensation. The entries for all three fiscal years also include amounts earned as annual bonuses based on the achievement of annual performance goals set at the beginning of the fiscal year, except any portion of such bonuses paid in restricted stock, which is shown in the Restricted Stock Awards column. Approximately $400,000 of the annual bonus awarded to Mr. Camner for fiscal 2005 was paid in restricted shares of Series B Preferred Stock.
(D)	Consists of dividends paid on restricted shares of Series B Preferred Stock.

(E)	Includes:

•	For fiscal 2006, this amount includes two awards, each for 37,000 performance-based restricted shares of Series B Preferred Stock, which were granted on November 1, 2005, subject to performance goals and restrictions extending over a total of nine years from the date of grant. Subject to early vesting conditions, these restricted stock grants were subject to the achievement of performance goals over a performance period commencing on October 1, 2005 and ending on September 30, 2006, and to forfeiture in whole or in part if such goals and restrictions were not satisfied. The performance goals were met on all 74,000 shares, and the shares are now subject to vesting over a period of eight years from September 30, 2006. Vesting is based on continued service, subject to early vesting conditions. Dividends were not paid or accrued on such shares until the performance goals were achieved, but dividends are paid during the eight-year vesting period. This amount does not include three awards, each for 35,000 shares of long-term performance-based restricted shares of Series B Preferred Stock, which were granted in fiscal 2007. Subject to performance goals and restrictions extending over a total of seven years from the date of grant. These fiscal 2007 awards must be earned by the achievement of performance goals in future periods, and if earned, are then subject to vesting over a period of five or six years thereafter, subject to early vesting conditions. Dividends will not be paid or accrued on such shares unless and until the performance goals are met.

•	For fiscal 2005, this amount includes awards of 11,574 restricted shares of Series B Preferred Stock that vest based on continued service over a six-year period beginning on the anniversary of the date of the grant, subject to early vesting conditions. These shares were awarded for one-half of the executive’s fiscal 2005 annual bonus. Also includes 50,000 shares of long-term performance-based restricted shares of Series B Preferred Stock which were subject to performance goals and/or restrictions extending over a total of nine years from the date of grant, and, subject to early vesting conditions, to forfeiture in whole or in part if such goals and restrictions were not satisfied. The performance goals were met on all 50,000 shares, and the shares are now subject to vesting over a period of eight years from September 30, 2005. Vesting is based on continued service, subject to early vesting conditions. Dividends were not paid or accrued on such shares until the performance goals were achieved, but dividends are paid during the eight-year vesting period.

•	For fiscal 2004, this amount includes awards of 10,000 restricted shares of Series B Preferred Stock that vest based on continued service over an eight-year period beginning on the second anniversary date of the grant, subject to early vesting conditions. Also included in this amount is an award of 50,000 long-term performance-based restricted shares of Series B Preferred Stock which, subject to early vesting conditions, had performance goals which were required to be met over a performance period commencing on October 1, 2003 and ending on September 30, 2006. The performance goals were met on all 50,000 shares, and the shares are now subject to vesting over a period of eight years from September 30, 2006. Vesting is based on continued service, subject to early vesting conditions. Dividends were not paid or accrued on such shares until the goals were achieved, but the dividends are paid during the eight-year vesting period.

At September 30, 2006, Mr. Camner had 341,094 shares of restricted stock with a fair market value of $13,302,666, based on the closing price of the Class A Common Stock on September 30, 2006.

(F)	The fair market value of this option estimated on the date of grant using the Black-Scholes option pricing model, is $1,539,350 for Mr. Camner and $509,270 for Mr. Ortiz.
(G)	This entry consist of contributions to the 401(k) Profit Sharing Plan for each of the executive officers, in the amounts of $7,875 for Mr. Camner, $8,250 for Mr. Ortiz and the amounts shown in the table for Messrs. Iglesias, Green, and Foster. Also includes for Mr. Camner, directors’ fees of $28,125 in cash and insurance premiums of $200,807. For Mr. Ortiz, the entry includes insurance premiums of $12,605.
(H)	This entry consists of a $300,000 cash payment and another $200,000 accrued pending certification of additional fiscal 2006 performance goals.
(I)	Approximately, $50,000 of Mr. Ortiz’s fiscal 2005 bonus was paid in restricted shares of Class A Common Stock and is disclosed in the restricted stock column.
(J)

Includes, for each of fiscal 2006, 2005 and 2004, respectively, awards of 14,050 restricted stock units, 7,631 restricted stock units and 14,050 shares of restricted stock, each of which were made pursuant to the provisions of Mr. Ortiz’s employment agreement with the Company. The fiscal 2005 and 2004 grants each had a value of $187,500, based on the closing price of the Class A Common Stock on the date of grant. The fiscal 2006 grant had a value of $375,000 based on the closing price of the Class A Common Stock on the date of grant. Subject to early vesting conditions, these awards vest in equal annual installments over a period of five years from the date of grant. Upon vesting, each restricted stock unit may be delivered by the Company in cash or Class A Common Stock. Also includes, for fiscal 2006, an award of 26,000 performance-based restricted shares of Class A Common Stock, granted on November 1, 2005, which was subject to performance goals and restrictions extending over a total of nine years from the date of grant. Subject to early vesting conditions, this grant was subject the achievement of performance goals over a performance period commencing on October 1, 2005 and ending on September 30, 2006, and to forfeiture, in whole or in part, if such goals and restrictions were not satisfied. The performance goals were met on all 26,000 shares, and the shares are now subject to vesting over a period of eight years from September 30, 2006. Vesting is based on continued service, subject to early vesting conditions. Dividends were not paid and did not accrue on such shares until the performance goals were achieved but dividends are paid during the eight-year period. Also includes, for fiscal 2005, an award of 2,165 restricted shares of Class A Common Stock that were granted for a portion of the executive’s annual bonus, and which, subject to early vesting conditions, vest in equal installments over a period of six years from the date of grant. Also includes, for fiscal 2004 an award of 25,481 restricted shares of Class A Common Stock that, subject to early vesting conditions, vest in five equal annual installments from the date of grant.

At September 30, 2006, Mr. Ortiz held 66,108 restricted shares of Class A Common Stock with a fair market value of $1,723,436 based on the closing price of the Class A Common Stock on September 30, 2006. In addition, Mr. Ortiz also held 21,681 restricted stock units, which if delivered in shares of Class A Common Stock, had a fair market value of $565,224 based on the closing price on September 30, 2006. Dividends are paid on the restricted stock and restricted stock units.

(K)	Includes awards of 5,000, 7,000 and 3,500 shares of restricted Class A Common Stock in each of fiscal 2006, 2005 and 2004, respectively. The 2005 and 2006 awards vest evenly over five years from the date of grant subject to early vesting conditions and the 2004 awards vest evenly over six years from the date of grant subject to early vesting conditions. Early vesting will occur in the event of a change in control if the executive is involuntarily terminated within 24 months of the change in control. At September 30, 2006, Mr. Iglesias had 18,317 shares of restricted Class A Common Stock with a fair market value of $477,524 based on the closing price of the Class A Common Stock on September 30, 2006. Dividends may be paid on the restricted stock.
(L)	Mr. Green became an executive officer in March 2004. In fiscal 2006, Mr. Green received a base salary of $183,250 and incentive fees totaling $358,689. In fiscal 2005, Mr. Green received a base salary of $174,996 and incentive fees totaling $235,695. In fiscal 2004, Mr. Green received a base salary of $117,933 and incentive fees totaling $182,093.
(M)	Includes awards of 5,000, 7,000 and 5,500 shares of restricted Class A Common Stock for fiscal 2006, 2005 and 2004, respectively. The 2005 and 2006 awards vest evenly over five years from the date of grant subject to early vesting conditions and the 2004 awards vest evenly over six years from the date of grant subject to early vesting conditions. At September 30, 2006, Mr. Green held 30,168 shares of restricted Class A Common Stock, with a fair market value of $786,480 based on the closing price of the Class A Common Stock on September 30, 2006. Dividends may be paid on the restricted stock.
(N)	Mr. Foster joined the Company and BankUnited on October 24, 2005.
(O)	Annual bonus includes $100,000 paid to Mr. Foster pursuant to his employment agreement and another $42,453 as a merit based bonus. Also pursuant to his employment agreement, Mr. Foster was entitled to a bonus of restricted stock with a value of $50,000 on the date of grant, which grant is disclosed in the restricted stock column.
(P)	Includes $97,991 for relocation expenses and $4,930 in attorney’s fees reimbursed to Mr. Foster in connection with the review and negotiation of his employment agreement with the Company.
(Q)	Includes awards of 11,000 restricted shares of Class A Common Stock for fiscal 2006. Includes an award for 10,000 restricted shares with restrictions which lapse on one fifth of the shares on the anniversary of the grant date each year through 2009 with the remainder of shares vesting on Mr. Foster’s 65th birthday in 2010. Also includes an award for 1,000 shares which vest evenly over five years. At September 30, 2006, Mr. Foster held 16,000 restricted shares of Class A Common Stock, with a fair market value of $417,120. Dividends are paid on the restricted stock.

Compensation Pursuant to Plans

2006 Stock Option Grants. The following table provides details about stock options granted to the named executive officers during fiscal 2006. The footnotes indicate the fair value of these options estimated on the date of grant using the Black-Scholes option pricing model. In addition, in accordance with the rules of the SEC, the table describes the hypothetical gains that would exist for the respective options based on assumed rates of annual compound stock appreciation of 5% and 10% from the date of grant to the end of the option term. The Company’s management cautions stockholders and option holders that such increases in values are based upon hypothetical assumptions and should not be used to formulate expectations of the future value of their holdings. The actual gains, if any, on stock option exercises are dependent on the future performance of the Class A Common Stock, overall stock market conditions, and the named executive officer’s continued employment with the Company and BankUnited. As a result, the amounts reflected in this table may not necessarily be achieved.

OPTION GRANTS IN LAST FISCAL YEAR (A)

	Individual Grants								Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	No. of Securities Underlying Options Granted					Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price Per Share	Expiration Date	5%		10%
Name	Class A Common #		Class B Common #	Series B Preferred #
Alfred R. Camner	—		—	120,000	(B)	66.30%	$44.88	7/28/2014	$2,571,212	(B)	$6,158,500	(B)

Ramiro A. Ortiz	60,000	(C)	—	—		33.15%	$30.00	7/28/2014	$859,420	(C)	$2,058,460	(C)

Abel L. Iglesias	—		—	—		—		—	—		—

Robert L. Green	—		—	—		—		—	—		—

James R. Foster	—		—	—		—		—	—		—

#	Number of shares underlying options granted.
(A)	The Company did not grant any SARs during fiscal 2006. The options permit the holder to purchase the specified number of shares at an exercise price which is at least the fair market value of the underlying stock on the date of grant. All the options are non-qualified stock options. The options vest evenly over five years and have terms of 8 years from the original date of grant but may terminate sooner upon termination of the holder’s employment or service with the Company or BankUnited. Subject to certain conditions, options which vest over time become fully vested and immediately exercisable upon the death or disability of the optionee or a change in control of the Company. In addition, pursuant to their respective employment agreements with the Company and BankUnited, options granted to Alfred R. Camner and Ramiro A. Ortiz may become fully vested and immediately exercisable upon their termination by the Company in certain circumstances. Options are transferable by will or the laws of descent or distribution, pursuant to the designation of a beneficiary, or as approved by the Compensation Committee of the Company in its sole discretion.
(B)	The fair value of these options estimated on the date of grant using the Black-Scholes option pricing model is $1,539,350.
(C)	The fair value of these options estimated on the date of grant using the Black-Scholes option pricing model is $509,270.

2006 Stock Option Exercises. The named executive officers exercised stock options during the 2006 fiscal year as follows:

Option Exercises and Fiscal Year-End Option Value (A)

				Number of Securities Underlying Unexercised Options at September 30, 2006 (#)		Value of Unexercised In-the-Money Options At September 30, 2006 ($)
Name	Shares Acquired On Exercise(#)	Value Realized*		Exercisable	Unexercisable	Exercisable	Unexercisable
Alfred R. Camner	231,128	$4,702,257	(B)	855,785	155,202	$16,709,294	$1,636,087

Ramiro A. Ortiz	—	—		84,832	66,168	$338,480	$349,367

Abel L. Iglesias	—	—		19,400	10,800	$75,466	$68,904

Robert L. Green	—	—		16,699	6,001	$69,635	$40,147

James R. Foster	—	—		—	—	$—	$—

#	Number of shares. Except for Alfred R. Camner all exercisable and unexercisable options listed are for Class A Common Stock. At fiscal year end, Alfred R. Camner held exercisable options for 261,742 shares of Class A Common Stock, 149,000 shares of Class B Common Stock and 691,579 shares of Series B Preferred Stock, and unexercisable options for 249,166 shares of Series B Preferred Stock on an unconverted basis. See “Annual Compensation—Summary Compensation Table,” Note (B), for information on the convertibility of the Class B Common Stock and the Series B Preferred Stock.
$	Dollar amounts. The fair market value of the Class B Common Stock is based on the September 30, 2006 closing market price of $26.07 of the Class A Common Stock, which is publicly traded on the Nasdaq. The fair market value of the Series B Preferred Stock is equal to 1.4959 times the market price of the Class B Common Stock.
*	Value Realized. Value realized is the difference between the market price of the stock on the exercise date and the option exercise price multiplied by the number of shares acquired on exercise.
(A)	All information relates to stock options.
(B)	Mr. Camner exercised options to purchase 221,128 shares of Class B Common Stock, and 10,000 shares of Series B Preferred Stock. Mr. Camner exercised 65,000 shares of the Class B Common Stock using the option gain deferral method of exercise, pursuant to which the number of shares having a value equal to the value realized pursuant to the option exercise are deferred to a rabbi trust. Pursuant to a deferral agreement between Mr. Camner and the Company, Mr. Camner deferred receipt of the 48,672 shares of Class B Common Stock, valued at $352,872, to a rabbi trust f/b/o Alfred R. Camner.

Equity Compensation Plan Information

The following table sets forth certain information regarding the Company’s equity compensation plans as of November 15, 2006.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)
Common shares (2)	2,519,558	$18.70
Preferred shares (3)(4)	940,745	$20.89	19,482
Equity compensation plans not approved by security holders	—	—	—
Total (4)	3,460,303	$19.30	19,482

(1)	Shares issued from the Company’s 2002 Stock Award (the “2002 Plan”) and Incentive Plan. Together the 2002 Plan, the 1996 Incentive and Stock Award Plan, 1994 Incentive Stock Option Plan and 1992 Stock Option Plan Non-Statutory shall be known as the Pre-Existing Plans.
(2)	Includes 2,350,058 shares of the Company’s Class A Common Stock and 169,500 shares of the Company’s Class B Common Stock.
(3)	All 940,745 shares are the Company’s Series B Preferred Stock.
(4)	The 19,482 securities remaining available for future issuance under equity compensation plans may be awarded in shares of Class A Common Stock, Class B Common Stock or Series B Preferred Stock, alone or in any such combination of such classes of stock.

Executive Employment Agreements

The Company and BankUnited have employment agreements with Alfred R. Camner, Ramiro A. Ortiz, James R. Foster and Robert L. Green. The Compensation Committee approved all of these agreements. Abel L. Iglesias does not have an employment agreement with the Company but has a change in control agreement.

The employment agreements establish the duties and compensation of Mr. Camner, Mr. Ortiz, Mr. Foster and Mr. Green, and, together with the change in control agreements are intended to ensure that the Company and BankUnited will be able to maintain the stable and competent executive management necessary to define and execute its strategies. Mr. Camner’s and Mr. Ortiz’s employment agreements with the Company and BankUnited were amended and restated on July 28, 2006.

Under his employment agreements with the Company and BankUnited, Mr. Camner serves as Chairman of the Board and Chief Executive Officer. The agreement with the Company has a five-year term which is automatically extended by one additional day each day unless either party elects not to extend the agreement. The agreement with BankUnited has a three-year term which may be extended by the Compensation Committee and BankUnited’s Board. Mr. Camner currently receives an annual base salary of $475,000 and also may earn additional quarterly cash compensation, if pre-established short-term performance goals set by the Compensation Committee for the Company’s short-term performance are met. If the goals for a particular quarter are met, the Compensation Committee may award cash compensation of up to $350,000 for that quarter, depending on the level of achievement of the goals. In addition, Mr. Camner may receive other cash or stock compensation and perquisites in such amounts, or having such value, as determined by the Compensation Committee from time to time. In fiscal 2006, perquisites received by Mr. Camner included reimbursement for the use of a Ford Expedition automobile and country club membership fees. The agreements also provide that the Company pay for life insurance policies on Mr. Camner’s life in the face amount of at least six million dollars. Mr. Camner’s estate or designee is the beneficiary of the policies. See “Report on Executive Compensation” for additional information on Mr. Camner’s compensation. The Compensation Committee may review and modify Mr. Camner’s compensation from time to time. Mr. Camner is entitled to participate in and receive benefits under any and all employee benefit and compensations plans maintained by and covering similar executives of the Company and BankUnited, including, without limitation, BankUnited’s 401(k) Profit Sharing Plan and BankUnited owned life insurance policies.

The finalization of amended and restated employment agreements with Mr. Camner in July 2006 resulted from the Committee’s review of these agreements with the assistance of compensation consultants and outside counsel. Among other things, the amended and restated employment agreements make the following changes: (i) modify the form, calculation, and amount of the termination amounts and benefits that may become available to Mr. Camner in the event of the termination of his employment, to: (a) reduce from five to three the multiple representing the number of years for which the termination payments will include a lump sum payment for salary, bonus and cash value of restricted stock grants; provided that such lump sum payment may not be less than a floor amount calculated as of the end of the fiscal 2006, according to the lump sum formula in the pre-existing agreement; (b) delete, as not applicable, a provision for payment of the aggregate benefits to Mr. Camner under defined benefit pension plans; (c) delete a provision for payment of a dollar amount equal to the highest aggregate cash or stock bonus and long-term or short-term cash or stock incentive compensation plan payments paid to Mr. Camner during any one year of the five years preceding the event triggering the termination payment; (d) delete a provision for an additional cash payment equal to the value of any restricted stock for which a performance-based vesting requirement has not been met; and (e) permit the Company or BankUnited (pursuant to their respective agreements with Mr. Camner) to condition termination payments in situations other than a change in control upon Mr. Camner’s execution of a 12-month covenant not to compete; (ii) expand the definition of discharge of Mr. Camner for cause to include willful and material breach of the Company’s Code of Conduct or Insider Trading Policy, if the Board determines that the breach is so material in nature as to cause an extraordinary disruption adverse to the Company, and no waiver or exception of the breach is granted; (iii) require that a change in control be consummated rather than merely approved by stockholders in order to constitute a change in control that triggers payment to Mr. Camner; (iv) establish a limit of 36 months on the period during which Mr. Camner may leave and receive a termination payment following a change in control; (v) increase the distance by which Mr. Camner’s office must be relocated in order to trigger an involuntary resignation following a change in control of the Company; (vi) clarify that the 18-month period during which a change in control must occur following Mr. Camner’s termination due to death or disability in order for change in control payments to be triggered includes such time as is necessary for all regulatory and stockholder approvals to be obtained; (vii) add provisions obligating Mr. Camner to duties of confidentiality and non-disparagement; (viii) add a provision giving Mr. Camner the right to purchase at book value, the office furnishings of his office at the Company; and (ix) implement provisions in consideration of regulations proposed to implement Section 409A of the Internal Revenue Code. Other provisions of Mr. Camner’s employment agreements include a restriction limiting his ability to convert shares of Series B Preferred Stock which he owns into shares of Class B Common Stock.

Mr. Camner’s employment agreements provide for termination by the Company or BankUnited at any time for cause, as defined in the agreements. Mr. Camner will be entitled to receive severance benefits upon termination, unless termination occurs because of discharge for cause, death or disability, or, except in certain circumstances specified in the agreement, voluntary resignation. Severance benefits will be paid if Mr. Camner voluntarily resigns within 90 days of (i) the Board’s failure to appoint to reappoint, or elect or re-elect him to the office of Chairman of the Board or Chief Executive Officer, (ii) stockholders’ failure to elect or re-elect him or the Board’s or Nominating Committee’s failure to nominate him for such election or re-election, (iii) the expiration of 30 days from the date that Mr. Camner gives notice to the Company of its material failure to vest in him the functions, duties or responsibilities specified in the agreement, without the Company’s cure of such failure in a manner satisfactory to him, (iv) the expiration of 30 days from the date that he gives the Company notice of its material breach of the agreement, without the Company’s cure of such failure in a manner satisfactory to him, or (v) the relocation of the Company’s executive offices more than 25 miles from his residence or more than 15 miles from the current office location. The severance payments and benefits to which Mr. Camner may become entitled include compensation and benefits which are earned and unpaid at the time of termination; any benefits to which he is entitled as a former employee under the Company’s employee benefit and compensation plans and programs; continuation of life, health, dental, accident and long-term disability insurance benefits for the remaining term of the agreement or until age 65, whichever is later, if and to the extent necessary to provide coverage equivalent to that which Mr. Camner and his dependents would have had if he had continued working for the Company during the remaining unexpired term of the agreement; a lump sum payment equal to the greater of (x) three times the sum of the highest salary, highest cash bonuses and highest cash value of restricted stock grants awarded to Mr. Camner for any of the five fiscal years preceding his termination of employment with the Company or (y) a floor amount calculated as of the end of fiscal 2006, which is five times the sum of the highest salary, highest cash bonus and highest restricted stock value (provided that such restricted stock value will be included only up to an amount equaling 50% of the highest salary and highest cash bonuses) awarded to Mr. Camner for any of the fiscal years 2002 through 2006. Mr. Camner will also be entitled to a lump sum payment representing the present value of additional contributions the Company would have been obligated to pay under qualified and non-qualified contribution plans. The Company may elect to pay, upon the surrender of options issued to Mr. Camner, a lump sum payment in an amount equal to the excess of the fair market value of the stock subject to the options, determined as of the date of termination of employment, over the exercise price of the options. The Company may also elect to pay, upon surrender of shares of restricted stock, a lump sum payment equal to the fair market value of such shares, determined as of the date of termination of employment. All unvested options and restricted stock will be deemed vested for purposes of the severance payment. In addition, severance payments include continued provision to Mr. Camner, at the expense of the Company and BankUnited, of certain facilities and services comparable to that provided to Mr. Camner prior to termination, including the personal use of a late model automobile comparable to that used by Mr. Camner during his employment, the right to purchase, at book value, the membership in two country clubs which the Company has maintained for his use, the transfer of life insurance policies that the Company maintains on his life and the continued use of secretarial services, continued subscriptions of financial network information and communications devices provided to Mr. Camner during his employment; and the right to purchase at book value, his office furnishings at the Company. The severance payment to Mr. Camner will also include an amount equal to the deferred compensation payable without triggering the excise tax provisions of Section 409A of the Internal Revenue Code of 1986, as amended.

Payments to Mr. Camner under his employment agreement with BankUnited will be guaranteed by the Company in the event that payments or benefits are not paid by BankUnited. To the extent that payments under the Company’s employment agreement and BankUnited’s employment agreement are duplicative, payments due under the Company’s employment agreement would be offset by amounts actually paid by BankUnited. The employment agreements also provide for the Company and BankUnited to indemnify Mr. Camner for reasonable costs incurred by him as a result of his good faith efforts to defend or enforce the agreements provided that he shall have substantially prevailed on the merits.

Cash and benefits paid to Mr. Camner under the employment agreements together with payments under other benefit plans following a “change in control” of the Company or BankUnited may constitute an “excess parachute” payment under Section 280G of the Internal Revenue Code, resulting in the imposition of a 20% excise tax on the recipient and the denial of the deduction for such excess amounts to the Company and BankUnited. The Company’s employment agreement includes a provision indemnifying Mr. Camner on an after-tax basis for any “golden parachute” excise taxes. Mr. Camner’s employment agreement with the Company provides for the Company to pay him any severance and related payments, such as the “golden parachute” tax indemnification payments, that may not be paid to him by BankUnited due to applicable regulatory restrictions.

Mr. Ortiz’s amended and restated employment agreements with the Company and BankUnited extended the expected expiration date of his employment term by three years to September 30, 2011, and increase Mr. Ortiz’s annual salary to $650,000 from $550,000. Mr. Ortiz’s compensation is subject to annual review and adjustment by the Committee. Pursuant to Mr. Ortiz’s amended and restated employment agreement with the Company, the Company granted Mr. Ortiz, on August 21, 2006, restricted stock units having a value of $375,000 on the date of grant, and vesting in equal annual installments over a period of five years from the date of grant. This grant represented the two remaining grants of restricted stock units which the Company was obligated to make to Mr. Ortiz under the preexisting agreement.

Mr. Ortiz may receive bonus amounts, and is entitled to receive the standard benefits available to executives under the Company’s benefit plans, an automobile allowance, country club initiation fees and dues. The

Company is also required to maintain a five-year term life insurance policy for $2.5 million, payable to a beneficiary designated by Mr. Ortiz. Mr. Ortiz does not receive additional fees for serving on the Company’s or BankUnited’s Board of Directors.

Mr. Ortiz’s employment agreements may be terminated at any time with or without cause. If termination occurs due to disability, Mr. Ortiz will receive payments that include any compensation or obligations accrued for periods prior to the date of termination, six months of salary and his vested benefits under the Company’s employee benefit programs. If Mr. Ortiz is terminated as a result of death, his estate or beneficiaries will be entitled to receive any unpaid salary, bonus and benefits accrued and life insurance proceeds. If Mr. Ortiz is terminated following a change in control, he will receive an amount which equals the greater of either two times salary and bonus, or the amount of salary that would be due from the date of the change in control to the end of the remaining contract term. If Mr. Ortiz is terminated without cause, he is entitled to receive any unpaid salary, and benefits and amounts due to him under his employment agreements up to the date of termination, all salary and benefits for the balance of the then effective term of the employment agreements and his vested benefits under the Company’s employee benefit programs. Mr. Ortiz’s employment agreements also contain a “gross-up” provision designed to make Mr. Ortiz whole for any withholding and excise taxes resulting under Section 280G of the Internal Revenue Code other than with respect to stock options and grants or other securities of the Company, which may become payable in connection with termination payments, as well as provisions placing confidentiality and non-compete obligations on Mr. Ortiz.

Payments or benefits due to Mr. Ortiz by BankUnited under the amended and restated employment agreement are guaranteed by the Company in the event that such payments or benefits are not paid by BankUnited. To the extent that payments due Mr. Ortiz by the Company under the amended and restated employment agreement with the Company are duplicative of payments due to Mr. Ortiz by BankUnited, payments due under the amended and restated employment agreement with the Company would be offset by amounts actually paid by BankUnited under the amended and restated employment agreement with BankUnited.

In October 2005, the Company and BankUnited entered into employment agreements with Mr. Foster, the Company’s and BankUnited’s Executive Vice President, Corporate Finance. In November 2006, these agreements were amended to extend the expiration date by two years, to October 24, 2009, to increase the amount of the potential change in control payment and payment for termination without cause for up to three years of salary and bonus. The agreements may be renewed for terms of up to two additional years, unless Mr. Foster earlier resigns or is sooner terminated.

Mr. Foster’s agreements provide for an aggregate base annual base salary of $300,000, subject to annual review and adjustment by the Compensation Committee. In addition to salary, Mr. Foster may receive other cash, stock or stock-based compensation from the Company for services rendered at such times and in such amounts as is determined by the Compensation Committee. Mr. Foster may also receive bonus amounts and receives the standard benefits available to executives under the Company’s benefit plans. Mr. Foster’s agreements also provide for a grant of 10,000 restricted shares of the Company’s Class A Common Stock, which was made in fiscal 2006 and the restrictions on which lapse on one fifth of the shares on the anniversary of the grant date in each year through 2009 with the remainder of shares vesting on Mr. Foster’s 65th birthday in 2010.

Mr. Foster’s employment agreements may be terminated at any time with or without cause. If termination occurs due to disability, Mr. Foster will receive payments that include any compensation or obligations accrued for periods prior to the date of termination, six months of salary and his vested benefits under the Company’s employee benefit programs. If Mr. Foster’s contract terminates as a result of death, his estate or beneficiaries will be entitled to receive any unpaid salary, and accrued bonus and benefits accrued and any life insurance proceeds due from group policies. If Mr. Foster is terminated following a change in control, he will receive an amount of salary and bonus that would be due from the date of the change in control to the end of his remaining contract, however in no case shall the payment exceed three times, or be less than 1 time, Mr. Foster’s salary and bonus. If Mr. Foster is terminated without cause, he is entitled to receive an amount up to three times his salary and bonus and his vested benefits under the Company’s employee benefit programs. Mr. Foster’s employment agreements also contain a “gross-up” provision designed to make Mr. Foster whole for any withholding and excise taxes resulting under Section 280G of the Internal Revenue Code, other than with respect to stock options, stock grants or other securities of the Company, which may become payable in connection with termination payments, as well as provisions placing confidentiality and non-compete obligations on Mr. Foster.

BankUnited entered into an employment agreement with Mr. Green, Executive Vice President, Residential Real Estate, in November 2005. Mr. Green’s agreement will expire on November 2, 2007 unless sooner terminated, but may be renewed for terms of up to two additional years, unless Mr. Green resigns prior to that time or is sooner terminated.

Mr. Green’s agreement provides for an annual base salary of $175,000, subject to annual review and adjustment by the Compensation Committee. Mr. Green may receive an annual merit-based bonus and incentive fees based upon total wholesale and retail residential loan production. In addition to salary, bonus and fees, Mr. Green may receive other cash, stock or stock-based compensation for services rendered at such time and such amounts and on such terms and conditions as determined by the Committee. Mr. Green will also receive the standard benefits available to other executives under the Bank’s benefit plans, as well as annual dues for use of a corporate golf membership. In addition, pursuant to the agreement, in fiscal 2006 Mr. Green was granted 10,000 restricted shares of the Company’s Class A Common Stock which will vest evenly over six years from the date of grant.

Mr. Green’s employment agreement may be terminated at any time with or without cause. If termination occurs due to disability, Mr. Green will receive payments that include any compensation or obligations accrued for periods prior to the date of termination, six months of salary, bonus, fees and his vested benefits. If Mr. Green’s contract terminates as a result of death, his estate or beneficiaries will be entitled to receive any compensation or obligations accrued for periods prior to the date of termination, six months of salary, bonus and fees and any life insurance proceeds due from group policies. If Mr. Green is terminated following a change in control, he will receive an amount equal to one year of salary, bonus and fees. If Mr. Green is terminated without cause, he is entitled to receive an amount equal to six months of salary, bonus and fees and his vested benefits under the Company’s employee benefit programs. The agreement also contains provisions for confidentiality and non-compete commitments by Mr. Green.

Mr. Iglesias’ change in control agreement with BankUnited Financial Corporation does not affect BankUnited’s employment rights or obligations prior to a change in control. Mr. Iglesias’ change in control agreement continues in effect until terminated by the written agreement of the parties or until the termination of his employment. Under his change in control agreement, Mr. Iglesias is entitled to severance pay and benefits if BankUnited terminates his employment for a reason other than disability or cause or if the executive officer terminated his employment for good reason during a period following a change in control of the Company or BankUnited. The lump sum severance payment to Mr. Iglesias would consist of one year’s salary and bonus and other accrued compensation and benefits. Any payments made pursuant to the agreements, however, would be subject to the limitations set forth in Section 280G of the Internal Revenue Code of 1986, as amended.

If a change in control payment had been due as of September 30, 2006, it is estimated that the amounts that would have been paid Mr. Camner, Mr. Ortiz, Mr. Iglesias, Mr. Green and Mr. Foster are $22,834,278, $2,774,685, $492,483, $717,314 and $864,886, respectively. These estimated payments do not include the imputed value of equity awards which may become vested or exercised upon a change in control and for Mr. Camner the indemnification payments due under his employment agreement related to the imposition of an excise tax under Section 280G of the Internal Revenue Code. Mr. Camner’s change in control payment for September 30, 2006 declined compared to the $33,743,000 estimated change in control payment for September 20, 2005, as disclosed in the Company’s Proxy Statement for the 2006 annual stockholders’ meeting, because of amendments to Mr. Camner’s employment agreement which established a new cash severance payment formula. The estimate of Mr. Foster’s change in control payment assumed a full 24 months remain on his contract at the time of the change in control.

Report on Executive Compensation

The following report of the Compensation Committee of the Board of Directors regarding compensation of the Company’s and BankUnited’s executive officers, including the Chief Executive Officer (the “CEO”), for the fiscal year ended September 30, 2006 is made pursuant to the rules of the SEC. The Company and/or BankUnited shall be referred to as the “Company,” for the purposes of this report. This report shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference into and filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

General.

The Compensation Committee (the ‘Committee”) determined the compensation of the Company’s executive officers for fiscal 2006.

The fiscal 2006 compensation of the Company’s executive officers consisted of salary, cash bonuses, stock options, and restricted stock. The Executive Vice President of Residential Lending also received incentive fees on loan production, consistent with industry practices for compensating such officers. In addition, the executive officers received benefits under the Company’s employee benefit plans and policies in accordance with their terms, and eight executive officers were provided with the use of country club memberships. In determining executive officer compensation, the Committee takes into account both quantitative and qualitative factors.

The Committee determined executive officer salary adjustments for fiscal 2006 after consideration of recommendations made by the CEO and the President and Chief Operating Officer (the “COO”) for executive officers other than themselves. The salary paid by the Company is intended to set a base level of income which takes into account the executive officer’s experience, responsibilities and qualifications, contributions to the Company’s performance, competitive factors, tenure with the Company, industry practices and regulatory guidelines. Executive officer performance and salaries were reviewed and adjusted in fiscal 2006. The salary review process included consideration of individual performance, competitive and industry information, the individual’s overall compensation package and regulatory guidelines. The Committee also considered each executive’s responsibilities and the challenges facing each executive, based on the Company’s plans and goals. The salaries of most executive officers were increased by approximately 3 to 8 percent.

The maximum annual cash bonus award opportunities for executive officers other than the CEO and COO were set in the first quarter of fiscal 2006, at approximately sixty percent of base salary. The actual amount of any bonuses to be awarded for fiscal 2006 depended upon the Company’s fiscal 2006 performance and other factors. Both shared and individual goals were set for Company performance. The performance measures used included, on a shared goal basis, consolidated net income, and, on an individual basis, specific performance measures related to each executive’s particular business unit. The performance measures used for individual executive officers, depending on the executive officer’s area of responsibility, consisted of targets for non-interest income, expenses, business development, profitability, corporate governance, capital resource management, balance sheet management, regulatory examination ratings, deposits, loan balances, credit quality, expansion of lending, loan production, and loan servicing.

In October 2006, bonus and long-term incentive awards were determined and granted under the 2002 Stock Award and Incentive Plan (the “2002 Plan”) based on the results for these performance measures, as well as other quantitative and qualitative factors. The CEO and COO evaluated achievement of the performance goals after the end of fiscal 2006, considered individual performance, overall compensation, competitive factors and expense to the company, and submitted recommendations to the Committee for cash bonus, stock option and restricted stock awards to be made to the executive officers. The Committee then reviewed and discussed these recommendations with the CEO. In making its determinations, the Committee weighed past bonus and long-term incentive award grants, each executive’s total compensation, the performance of the Company and individual executive officers during fiscal 2006, the expected expense effect on the Company, regulatory guidelines and competitive pressures. With respect to the long-term incentives, the Committee also considered the likelihood that the awards would provide meaningful incentives to the executives for retention and future performance, competitive pressures and the seasoned tenure of the executive team. The cash bonuses, stock options and restricted stock awards granted to executive officers reflected the Committee’s intent of rewarding the officers for the Company’s fiscal 2006 performance, providing an incentive for future performance, promoting retention of associates and executive officers, reinforcing the commitment of executive officers to the Company and its stockholders and taking the initiative against increased competitive pressures for talented executives in the Company’s market area.

The stock options granted to employees and executive officers other than the CEO and COO are non-qualified stock options and vest in five equal annual installments commencing on the first anniversary of the date of grant. The options have terms of 10 years from the original date of grant but may terminate sooner upon termination of the holder’s employment or service with the Company of its subsidiaries. Subject to certain conditions, options which vest over time become fully vested and immediately exercisable upon the death or disability of the optionee. Options may also vest in a change in control in the event of the involuntary termination of the optionee within 24 months following the change in control. For Humberto L. Lopez, Senior Executive Vice President and Chief Financial Officer, options which vest over time become fully vested and immediately exercisable upon death or disability or a change in control of the Company. The restricted stock granted to executive officers other than the CEO and COO vests in five equal annual installments commencing on the first anniversary of the date of grant. Except in certain circumstances, shares of restricted stock subject to vesting are forfeited as to the portion remaining unvested at the date of termination if the executive’s service with the Company terminates prior to completion of the vesting schedule. Early vesting conditions of the restricted stock generally provide that the shares will vest fully in the event of the executive’s death, disability, retirement or early retirement (with the approval of the Compensation Committee), or in the case of Messrs. Camner, Ortiz and Lopez, in the event of a change in control of the Company. The vesting schedules are intended to encourage executive officers to make long-term commitments to the Company.

In addition to the awards described above, awards under the 2002 Plan were also made to executive officers other than the CEO and COO during fiscal 2006 pursuant to the terms of employment agreements, in recognition of extraordinary services on specific projects, and for competitive purposes.

Two executive vice presidents were granted stock options pursuant to the terms of their employment agreements. In October 2005, James R. Foster, Executive Vice President, Corporate Finance, was granted 10,000 restricted shares of the Company’s Class A Common Stock, the restrictions on which will lapse on one fifth of the shares on the anniversary of the grant date in each year through 2009, with the remainder of shares vesting on Mr. Foster’s 65th birthday in 2010. In November 2005 Robert L. Green, Executive Vice President, Residential Real Estate, was granted 10,000 restricted shares of the Company’s Class A Common Stock which will vest in equal annual installments over a period of six years from the date of grant. These restricted stock awards are subject to the forfeiture and early vesting provisions described above.

In January 2006, the Committee granted 1,000 restricted shares of Class A Common stock to 12 employees including the Chief Financial Officer and James R. Foster, Executive Vice President, Corporate Finance, in recognition of their extraordinary services in connection with the Company’s public offering of Class A Common Stock. The award for restricted shares of Class A Common Stock vests evenly over a period of five years from the date of grant. These restricted stock awards are subject to the forfeiture and early vesting provisions described above.

In April 2006, the Committee granted restricted stock to 125 employees, including Robert L. Green, Executive Vice President, Residential Real Estate, upon consideration of increased competitive pressures in BankUnited’s market. Mr. Green received a grant for 3,000 restricted shares of Class A Common Stock that vests evenly over five years from the date of grant. These restricted stock awards are subject to the forfeiture and early vesting provisions described above.

The COO’s compensation for fiscal 2006 consisted of base salary, annual cash bonus, stock options and restricted stock awards. In October 2005, the Committee reviewed and increased the COO’s salary to $550,000 per annum, an increase of approximately 11%, upon consideration of the same factors considered for other executive officers. In July 2006, the Company entered into an amended and restated employment agreement with the COO, pursuant to which his salary was increased to $650,000 per annum.

In December 2005, the Committee determined the maximum annual cash bonus opportunity that could be earned by the COO for the 2006 fiscal year. The Committee established performance goals and awards corresponding to various levels of achievement for the fiscal year. The performance goals consisted of targets for diluted earnings per share, net income, deposits, return on equity, loan production and balances, operating expense growth, credit quality, loan portfolio management and non-interest income. The COO was eligible to earn up to $600,000 for fiscal year 2006, depending upon the level of achievement of the goals. In October 2006, the Committee evaluated the goals for which results had already been determined, in comparison to actual results, and determined that goals had been achieved at a level at which the COO would earn at least a bonus of $300,000. The Company has accrued another $200,000 pending confirmation of results for additional 2006 performance goals. No discretionary bonuses were granted to the COO.

In November 2005, the Committee granted the COO a performance-based restricted stock award under the 2002 plan for 26,000 shares of the Company’s Class A Common Stock. The shares were subject to being earned by the achievement of specified performance goals during fiscal 2006. If the performance goals were met, the shares would then become subject to vesting in eight equal installments commencing on the first anniversary of the date of grant, subject to continued employment and early vesting conditions. The performance goals specified bonus award amounts corresponding to various levels of Company achievement, and consisted of targets for assets, total deposits, core deposits, net income, financial resource management and earnings per share. The COO was eligible to earn up to the full number of shares of the grant, depending on the level of achievement. In October 2006, the Committee evaluated the goals in comparison to actual results and determined that the COO earned the total restricted stock award of 26,000 shares.

In July 2006, the Committee completed its review of the COO’s employment agreements and approved amended and restated agreements with the Company and the Bank. In conjunction with amending and restating the agreements, the Committee reviewed the COO’s fiscal 2006 compensation and granted the COO a stock option under the 2002 Plan to purchase 60,000 shares of Class A Common Stock at an exercise price of $30.00 per share, based on the closing price of the Class A Common Stock on the date of grant. The options vest evenly over five years, subject to continued employment and early vesting conditions and have a term of eight years.

In addition in August 2006 the COO was granted 14,050 restricted stock units under the 2002 Plan. The restricted stock units had a value of $375,000 on the date of grant, and vest in five equal annual installments commencing on the first anniversary of the date of grant. This grant of restricted stock units represented the remainder of the restricted stock units to be granted to the COO pursuant to the terms of his employment agreements with the Company.

Chief Executive Officer’s Fiscal 2006 Compensation

The CEO’s compensation for fiscal 2006 consisted of base salary, cash bonuses, performance-based restricted stock awards and stock option grants. Cash bonuses to the CEO included an annual bonus and quarterly cash bonuses under the 2002 Plan, which could be earned only if performance goals specified for the applicable performance periods were achieved.

The CEO’s salary, and the range of cash compensation which he could earn each quarter as a performance based bonus were increased during fiscal 2006 based on the Committee’s review of his salary since 2002 and the Company’s growth, performance and challenges. During the first quarter of fiscal 2006, the CEO received a salary of $375,000 per annum. This salary was increased to $475,000 per annum for the final three quarters of fiscal 2006. In addition to salary, the CEO was eligible to receive a performance-based cash bonus for each quarter, depending upon whether pre-determined performance goals for each quarter were achieved and the level of achievement. For the first two fiscal quarters of 2006 the CEO was eligible to earn up to $250,000 for the quarter, and for the last two quarters the CEO was eligible to earn up to $325,000 for the quarter. The $75,000 increase in bonus opportunity for the last two quarters required the achievement of the goals at levels that were deemed to represent exceptional levels of performance.

The performance goals for the quarterly cash bonuses set targets for total assets, total deposits, earnings per share, residential and consumer loan production, net income, total loans and credit quality for each quarter. If the goals were not met at a sufficiently high level for a quarter, no compensation would be granted for that quarter, but could later be granted if the goals were met by the end of the fiscal year. Based upon the Company’s results, the CEO earned $250,000, $250,000, $325,000 and $275,000 under the 2002 Plan for the first through fourth quarters of fiscal 2006.

In December 2005, the Committee determined the maximum annual cash bonus opportunity that could be earned by the CEO for the 2006 fiscal year. The Committee established performance goals and awards corresponding to various levels of achievement for the fiscal year. These goals specified bonus award amounts corresponding to various levels of achievement for the fiscal year. The performance goals consisted of targets for diluted earnings per share, core deposits, total deposits, total assets, consumer and residential loan production, total loan balances, net income, return on equity, credit quality and the number of branches to be opened for business for, or by the end of, the fiscal year. The CEO was eligible to earn up to $1,400,000 for fiscal year 2006, depending upon the level of achievement of the goals. In October 2006, the Committee evaluated the goals in comparison to actual results and determined that a bonus in the amount of $1,400,000 had been earned. No discretionary bonuses were granted to the CEO.

In November 2005, the Committee granted the CEO two performance-based incentive awards under the 2002 Plan, each for 37,000 restricted shares of Series B Preferred Stock. Each grant of restricted stock was subject to being earned by the achievement of specified performance goals during fiscal 2006. If the performance goals were met, the shares would then be subject to vesting in eight equal annual installments commencing on the first anniversary of the end of the performance period over which the shares were earned subject to continued employment and early vesting conditions. The goals for the first restricted stock grant of 37,000 shares of Series B Preferred Stock consisted of measures for total assets, total deposits, earnings per share, residential and consumer loan production, net income and total loan balances to be achieved for, or by the end of, the performance period ending September 30, 2006. The CEO was eligible to earn up to the full number of shares subject to the grant, depending upon the level of achievement. The goal for the second restricted stock grant of 37,000 shares of Series B Preferred Stock consisted of capital targets to be reached by September 30, 2006. In October 2006, the Committee evaluated the goals in comparison to actual results and determined that the CEO earned the total of 74,000 restricted shares of Series B Preferred Stock pursuant to these performance goals and the Company’s results.

In July 2006, the Committee completed its review of the CEO’s employment agreements and approved amended and restated agreements with the Company and the Bank. In conjunction with amending and restating the agreements, the Committee reviewed the CEO’s fiscal 2006 compensation and determined and granted the CEO a stock option under the 2002 Plan to purchase 120,000 shares of Series B Preferred Stock at an exercise price of $44.88 per share. This exercise price was based on the closing price on the date of grant multiplied by the conversion ratio of the Series B Preferred Stock into Class B Common Stock and Class A Common Stock.

In determining the CEO’s compensation for fiscal 2006, the Committee examined information regarding the CEO’s total compensation package, the performance of the Company, the Company’s plans and challenges, and estimated amount of severance payable to the CEO under his employment agreement with the Company if the conditions triggering such severance payments were to occur. The Committee also reviewed information regarding CEO compensation and company performance at other banks and thrifts. Approximately ninety-four percent of the CEO’s fiscal 2006 cash compensation, as well as the restricted stock awards granted to him, were structured to be dependent upon the achievement of performance goals set in advance. The Committee also considered the CEO’s role as a founder and CEO of long tenure with the Company, the Company’s performance and growth during such tenure, the commitment of the CEO to the Company’s future performance, and the importance of his leadership to the continued implementation of the Company’s strategic plan and to the Company’s stockholders.

The Internal Revenue Code of 1986, as amended, limits the deductibility for federal income tax purposes of annual compensation paid by a publicly held company to its chief executive officer and its four other highest paid executives for amounts greater than $1 million, unless certain conditions are met. Certain performance-based compensation is not subject to the limitation on deductibility. During fiscal 2006, the CEO’s compensation exceeded these limits by $2.3 million as a result of the CEO’s exercise of certain options granted in 1998. The options were exercised by the CEO during fiscal 2006. The Company had projected that this limit would have a potentially greater non-deductible amount in 2009, if the stock options had been exercised when the options were scheduled to expire and when the Company’s stock price may have been significantly higher. The Committee and the Board reserve the right to use reasonable independent judgment, on a case by case basis, to pay or award non-deductible compensation to reward officers and employees for excellent service, foster retention of talented personnel or to recruit new employees while taking into consideration the financial effects such action may have on the Company.

COMPENSATION COMMITTEE:
Hardy C. Katz, Chairman Allen M. Bernkrant Neil H. Messinger, M.D.

REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee (for the purposes of this report, the “Committee”) is made pursuant to the rules of the SEC. This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

The four members of the Committee are named below and are “independent” directors as defined by the listing standards of the Nasdaq. The roles and responsibilities of the Committee are elaborated in a written Committee Charter which is reviewed annually by the Committee. The Committee continues to assess the adequacy of its Charter and may revise it further as necessary and appropriate to reflect corporate governance standards including, but not limited to, those imposed by the Nasdaq and SEC rules. The Committee, during its fiscal 2006 review of the Charter, decided not to make any changes to the Charter but remains committed to revising and updating the Charter as it deems necessary and appropriate.

Management is responsible for the Company’s financial reporting process including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent registered certified public accounting firm is responsible for auditing those consolidated financial statements. The Committee provides oversight of these financial reporting processes at the Board of Directors level, based on the information that it receives. The Committee’s responsibility is to monitor and review these processes, but that responsibility does not include conducting audits or accounting reviews or procedures. In this context, the Committee has met with management, with and without the registered certified public accounting firm present, to review and discuss the Company’s consolidated financial statements. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Committee discussed with the independent registered certified public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AV section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, as currently in effect.

The Committee discussed with the Company’s internal auditors and independent registered certified public accounting firm the overall scope and plans for their respective audits. The Committee met with the internal auditors and the independent registered certified public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

The Committee has received the written disclosures and the letter from the Company’s independent registered certified public accounting firm required by Independence Standards Board Standard No. 1 (Independence Standards Board Standards No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, as is currently in effect, and has discussed the registered certified public accounting firm’s independence with the registered certified public accounting firm.

Based on the review and discussions referred to above, the Committee recommended to the Board of Directors that the audited consolidated financial statements for the fiscal year ended September 30, 2006 be included in the Company’s Annual Report on Form 10-K for the last fiscal year, for filing with the SEC.

AUDIT COMMITTEE

Allen M. Bernkrant, Chairman

Hardy C. Katz

Sharon A. Brown

Bradley S. Weiss

AUDIT FEES

The following table presents fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s annual financial statements for the years ended September 30, 2006 and September 30, 2005, and fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods.

	2006	2005
Audit fees (1)	$1,113,400	$1,148,695
Audit-Related fees (2)	$58,800	$99,970
Tax fees (3)	$60,000	$49,000
All other fees (4)	$36,090	—

(1)	Audit fees related to the audit of the Company’s annual financial statements for the fiscal years ended September 30, 2006 and 2005, and for the reviews of the financial statements in the Company’s Quarterly Reports on Form 10-Q for those fiscal years as well as consents, comfort letter procedures, registration statements and, in 2005, audit fees related to the Company’s sale of loans for securitization.
(2)	Audit-Related fees related to accounting and auditing services in connection with the audit of the Company’s 401(k) Profit Sharing Plan and other attestation services.
(3)	Tax fees related to federal and state tax related services.
(4)	Fees related to purchase of audit management software.

The Audit Committee has concluded that the provision of the non-audit services listed above is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

On May 28, 2003, the Audit Committee adopted a written policy setting forth specific policies and procedures for pre-approving all audit and non-audit work performed by the Company’s independent registered certified public accounting firm (the “Audit Committee Pre-Approval Policy”). Specifically, the Audit Committee Pre-Approval Policy permits the use of PricewaterhouseCoopers LLP in connection with a variety of audit, audit-related, tax and other non-audit services as pre-approved by the Audit Committee. In each case, Company management is required to report specific engagements under the policy to the Audit Committee on a timely basis, and the Audit Committee has required PricewaterhouseCoopers LLP to obtain its specific pre-approval when the aggregate amount of all proposed pre-approved services provided to the Company exceeds $15,000. SEC rule 2-01(c)(7)(i)(C) permits waiver under specific circumstances of the pre-approval requirements for services other than audit, review or attest services that the Company’s independent registered certified public accounting firm may provide. The Audit Committee did not approve, during fiscal 2006, any services pursuant to that rule.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As described above under “Election of Directors—Meetings and Committees of the Board of Directors,” the members of the Compensation Committee during fiscal 2006 were Hardy C. Katz, Allen M. Bernkrant and Dr. Neil H. Messinger. None of these directors is or has been an officer or employee of the Company or any of its subsidiaries. Radiology Associates of South Florida, P.A., of which Dr. Neil Messinger is a director, has established two lines of credit with BankUnited in the ordinary course of business. These credits are subject to the restrictions described below in the section entitled “Certain Relationships and Related Transactions.”

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

From time to time, BankUnited, as an insured depository institution as defined under Section 3 of the Federal Deposit Insurance Act, makes loans in the ordinary course of its business as a financial institution to directors, officers and employees of the Company and BankUnited, as well as to members of their immediate families and affiliates, to the extent consistent with applicable laws and regulations. All of such loans are and have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, do not involve more than the normal risk of collectibility or present other unfavorable features, and are subject to restrictions on lending to insiders under Section 22(h) of the Federal Reserve Act. As part of BankUnited’s employee benefits program, discounted rates and fees are available to all eligible employees, including executive officers, on selected residential mortgage loans on primary residences that are owner-occupied by the employee and certain consumer credit products, in accordance with the provisions of the BankUnited Employee Loan Policy. Eligible associates are those employees, including executive officers, who have completed 90 days of service with BankUnited, and met certain other conditions.

During the 2006 fiscal year, the Company and BankUnited retained the law firm of Camner, Lipsitz and Poller, P.A., as general counsel. Alfred R. Camner, Chief Executive Officer and Chairman of the Board of the Company and BankUnited, is the Senior Managing Director of Camner, Lipsitz and Poller, P.A. During the 2006 fiscal year, the Company paid Camner, Lipsitz and Poller approximately $3.6 million in legal fees allocable to loan closings, foreclosures, litigation, corporate and other matters. Errin E. Camner, Managing Director of Camner, Lipsitz and Poller, P.A. is the daughter of Alfred R. Camner.

In fiscal 2005 Camner, Lipsitz and Poller, P.A., subleased approximately 2,223 square feet of office space from BankUnited in Coral Gables, Florida. The sublease extends through January 31, 2014 and may be renewed for up to four additional five year terms, subject to BankUnited’s exercising the right to extend its occupancy under the master lease. Under the terms of the sublease the minimum annual rent for the property is $61,249. Payments from Camner, Lipsitz and Poller, P.A. to BankUnited during the 2006 fiscal year totaled $87,161, consisting of the rental payment and $25,912 paid to the Company as reimbursement for tenant improvements. The Company believes that the terms of the sublease reflect market rates comparable to those prevailing in the area for similar transactions involving non-affiliated parties at the time the sublease was made.

During the 2006 fiscal year HBA Insurance Group, received approximately $354 thousand in commissions on premiums paid for the Company’s and BankUnited’s directors’ and officers’ liability, professionally liability, banker’s blanket bond, commercial multi-peril, E-commerce and workers’ compensation insurance policies, as well as, premiums for health and dental insurance. Marc D. Jacobson is a Senior Vice President of HBA Insurance Group and holds less than 2% of its stock. The Company believes that the commissions and premiums paid on policies obtained through HBA Insurance Group are comparable to those that would be paid for policies obtained through unaffiliated agencies.

Lauren R. Camner, a director of the Company and BankUnited, is employed by the Company and BankUnited as its Senior Vice President, Alternative Delivery Channels and received compensation of approximately $258 thousand during fiscal 2006. That amount includes 3,500 shares of restricted Class A Common Stock which vest over a period of five years, valued at approximately $93,870 based upon a closing price of $26.82 on the grant date, 700 shares of restricted Class A Common Stock which vests over a period of five years, valued at approximately $19,719 based upon a closing price of $28.17 on the grant date and 1,600 options to purchase Class A Common Stock which vest over a period of five years, valued at approximately $13,700 based upon a closing price of $26.82 on the grant date. Ms. Camner is the daughter of the Company’s Chairman and Chief Executive Officer, Alfred R. Camner.

STOCK PRICE PERFORMANCE GRAPH

The following graph presents a comparison of the cumulative total stockholder return on the Company’s Class A Common Stock with that of the (i) Nasdaq Stock Market Index and the (ii) Nasdaq Financial 100 Index over the five year period ending on September 30, 2006.

This graph assumes that $100 was invested on September 30, 2001 in the Company’s Class A Common Stock and in the other indices, and that all dividends were reinvested. The stock price performance shown below is historical and not necessarily indicative of future price performance.

	Cumulative Total Return
	9/01	9/02	9/03	9/04	9/05	9/06
BANKUNITED FINANCIAL CORPORATION	100.00	108.73	144.51	198.70	155.99	177.95
NASDAQ COMPOSITE	100.00	80.94	120.79	131.00	150.23	159.87
NASDAQ FINANCIAL 100 INDEX	100.00	97.53	118.62	133.88	151.19	171.17

This graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

PROPOSAL TWO

APPROVAL OF 2007 STOCK AWARD AND INCENTIVE PLAN

The Board of Directors (the “Board”) has approved and adopted the 2007 Stock Award and Incentive Plan (the “Plan” or the “2007 Plan”) subject to stockholder approval. The Plan will become effective as of the date of the approval by stockholders at a duly held meeting of stockholders, which may be this Annual Meeting.

If approved, the Plan will replace the Company’s 2002 Stock Award and Incentive Plan (the “2002 Plan”) as the primary plan under which incentive compensation awards are granted to employees, officers, directors, consultants, advisors and other persons who render substantial services to the Company and its subsidiaries. The Plan reserves additional shares of the Company’s Class A Common Stock, Class B Common Stock and Series B Preferred Stock to meet anticipated compensation needs for approximately three to five years. The Company has estimated that the number of shares remaining available for the grant of incentive awards under the 2002 Plan is insufficient for the Company’s future needs. In addition, tax regulations require that the Company again obtain stockholder approval of the provisions for performance goals incorporated into the 2002 Plan in order that future grants of performance-based awards could qualify under Section 162(m) of the Internal Revenue Code (the “Code”). In view of the significant changes in accounting rules, tax laws and other regulations since the 2002 Plan was last approved by stockholders, and given the need to again obtain stockholder approval relating to the 2002 Plan in any event, the Board and the Compensation Committee of the Board (the “Committee”) recommend replacing the 2002 Plan with a new plan that, like the 2002 Plan, provides broadly for equity and cash incentive awards but contains updated provisions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF PROPOSAL TWO TO APPROVE AND ADOPT THE 2007 STOCK AWARD AND INCENTIVE PLAN.

GENERAL DESCRIPTION OF THE PLAN

The following description is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached as Exhibit A to this proxy statement.

Purpose of the Plan

The purpose of the Plan is to attract, retain, motivate and reward officers, employees, directors, and other service providers of the Company and its subsidiaries and affiliates; provide equitable and competitive compensation opportunities; recognize individual contributions and reward achievement of corporate goals; and promote creation of long-term value for stockholders by closely aligning the interests of participants with the interests of stockholders.

The Plan authorizes the Committee to grant compensation to eligible persons in the form of stock-based or cash-based incentive awards. The kinds of awards which may be granted include stock options, stock appreciation rights, restricted stock, deferred stock, bonus stock and awards in lieu of obligations, dividend equivalents, other stock-based awards and performance awards.

Administration. The 2007 Plan will be administered by the Committee. The Board may perform any function of the Committee under the Plan, except to the extent limited by applicable Nasdaq rules. The Committee is authorized to select participants for awards; determine the type and number of awards to be granted and the number and class of shares of stock to which awards will relate or the amount of an award; grant awards; specify the times, circumstances or manner for exercise or settlement, risk of forfeiture, lapse or termination of an award; determine the acceleration of any such dates; and set other terms and conditions of awards, including the expiration date of any award and all other matters relating to awards and performance conditions that may be required as a condition of any award; prescribe forms of award agreements, amendments and other documentation; interpret and specify rules and regulations relating to the 2007 Plan; and make all other determinations which may be necessary or advisable for the administration of the 2007 Plan. The 2007 Plan does not preclude the Committee from authorizing payment of other compensation, including bonuses based upon performance, to officers and employees, including executive officers, outside of the Plan. The 2007 Plan authorizes the Committee to delegate authority to executive officers to the extent permitted by applicable law, but such delegation will not authorize grants of awards to executive officers without direct participation by the Committee. The 2007 Plan provides that members of the Committee and the Board shall not be personally liable, and shall be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the Plan.

Eligible Persons and Per-Person Limits

Employees, including employees who are officers, executive officers, or members of the Board and directors of the Company, its subsidiaries and affiliates, and, any person who provides substantial services to the Company, its subsidiaries or affiliates, are eligible to receive awards under the Plan. Prospective employees may be granted awards, but may not receive any payment or exercise any right relating to the award until he or she has commenced employment or the providing of services. The Committee may determine that a joint venture in which the Company or a subsidiary has a substantial direct or indirect equity investment shall be deemed an affiliate. As of November 15, 2006, approximately 1373 employees and directors would be potentially eligible for awards under the 2007 Plan. Awards currently outstanding under the 2002 Plan are held by a total of 475 employees, directors and service providers of the Company at November 15, 2006.

The 2007 Plan includes a limitation on the amount of awards that may be granted to any one participant in a given year in order to qualify awards as “performance-based” compensation not subject to the limitation on deductibility under Section 162(m) of the Code. Under this annual per-person limitation, no participant may in any year be granted share-denominated awards under the 2007 Plan relating to more than his or her “Annual Limit.” The Annual Limit equals one million shares plus the amount of the participant’s unused Annual Limit relating to share-based awards as of the close of the previous year, subject to adjustment for splits and other extraordinary corporate events. In the case of cash-denominated awards, the 2007 Plan limits performance awards that may be earned by a participant to the participant’s defined Annual Limit, which for this purpose equals five million dollars plus the amount of the participant’s unused cash Annual Limit as of the close of the previous year. The per-person limit for cash-denominated performance awards does not operate to limit the amount of share-based awards, and vice versa. These limits apply only to awards under the 2007 Plan, and do not limit the Company’s ability to enter into compensation arrangements outside of the 2007 Plan.

Adjustments. Adjustments to the number and kind of shares subject to the share limitations and specified in the share-based Annual Limit are authorized in the event of a large and non-recurring dividend or distribution, recapitalization, stock split, stock dividend, reorganization, business combination, or other similar corporate transaction, equity restructuring as defined under applicable accounting rules, or other similar event affecting the Common Stock. We are also obligated to adjust outstanding awards upon the occurrence of these types of event to preserve, without enlarging, the rights of Plan participants with respect to such awards. The Committee may adjust performance conditions and other terms of awards in response to these kinds of events or to changes in applicable laws, regulations, or accounting principles, except that adjustments to awards intended to qualify as “performance-based” generally must conform to requirements imposed by Section 162(m).

In the event of an “equity restructuring” as defined in FAS 123R which affects the Stock, a participant shall have a legal right to an adjustment to the participant’s award which shall preserve without enlarging the value of the award, with the manner of such adjustment to be determined by the Committee in its discretion, and subject to any limitation on this right set forth in the applicable award agreement.

Awards

Stock Options and SARs. The Committee is authorized to grant stock options, including both incentive stock options (“ISOs”), which may result in favorable tax treatment to the participant, and non-qualified stock options.

The Committee may also grant stock appreciation rights (“SARs”), entitling the participant to receive the excess of the fair market value of a share of stock on the date of exercise over the SAR’s designated “base price.” The exercise price of an option and the base price of an SAR are determined by the Committee, but generally may not be less than the fair market value of the stock subject to the award on the date of grant.

According to the 2007 Plan, unless otherwise determined by the Committee, the Fair Market Value of the Class A Common Stock on a given day shall be the price of the last share of the Class A Common Stock as reported on Nasdaq on the day the value is being determined. If there is no sale on a given date, fair market value will be determined by the price of the last share of the Company’s Class A Common Stock as reported by the Nasdaq on the previous day. The fair market value of the Class B Common Stock on a given day shall be the equal to the fair market value of the Class A Common Stock multiplied by the number of shares of Class A Common Stock into which each share of Class B Common Stock may be converted. The fair market value of the Series B Preferred Stock on a given day shall be equal to the fair market value of the Class A Common Stock multiplied by the number of shares of Class A Common Stock into which each share of Series B Preferred Stock may be directly or indirectly converted.

Methods of exercise, the form of payment, settlement and delivery, and other terms of options and SARs will be determined by the Committee. The maximum term of each option or SAR will be ten years. Options may be exercised by payment of the exercise price in cash, shares having a fair market value equal to the exercise price or surrender of outstanding awards or other property having a fair market value equal to the exercise price, as the Committee may determine. Option shares may be withheld to pay the exercise price in some circumstances. The Committee may also establish procedures for broker-assisted cashless exercises. SARs may be exercisable for shares or for cash, as determined by the Committee. Options and SARs may be granted on terms that cause such awards not to be subject to Code Section 409A (“Section 409A”), or with terms that cause those awards to be deferral arrangements subject to Section 409A.

Restricted and Deferred Stock/Restricted Stock Units. The Committee is authorized to grant restricted stock and deferred stock. Prior to the end of the restricted period, shares granted as restricted stock may not be sold, and will be forfeited in the event of termination of employment, except in specified circumstances determined by the Committee. The Committee will establish the length of the restricted period for awards of restricted stock. Aside from the risk of forfeiture and non-transferability, an award of restricted stock entitles the participant to the rights of a stockholder of the Company, including the right to vote the shares and to receive dividends (which may be forfeitable or non-forfeitable), unless otherwise determined by the Committee.

Deferred stock gives a participant the right to receive shares at the end of a specified deferral period. Deferred stock may be satisfied by delivery of stock, other awards, or a combination of both. The Committee will determine the restrictions on transferability, risk of forfeiture and other terms applicable to deferred stock. Deferred stock subject to forfeiture conditions may be denominated as an award of “restricted stock units.” The Committee will establish any vesting requirements for deferred stock/restricted stock units granted for continuing services. One advantage of restricted stock units, as compared to restricted stock, is that the period during which the award is deferred as to settlement can be extended past the date the award becomes non-forfeitable, so the Committee can require or permit a participant to continue to hold an interest tied to the underlying stock on a tax-deferred basis. Prior to settlement, deferred stock awards, including restricted stock units, carry no voting or dividend rights or other rights associated with stock ownership, but dividend equivalents (which may be forfeitable or non-forfeitable) will be paid or accrue if authorized by the Committee.

Dividend Equivalents. The Committee may grant dividend equivalents which are rights to receive payments equal in value to the amount of dividends paid on a specified number of shares of stock while an award is outstanding. These amounts may be in the form of cash or rights to receive additional awards or additional shares of stock having a value equal to the cash amount. The awards may be granted on a stand-alone basis or in conjunction with another award, and the Committee may specify whether the dividend equivalents will be forfeitable or non-forfeitable. Typically, rights to dividend equivalents are granted in connection with restricted stock units or deferred stock, so that the participant can earn amounts equal to dividends paid on the number of shares covered by the award while the award is outstanding.

Other Stock-Based Awards, Stock Bonus Awards, and Awards in Lieu of Other Obligations. The 2007 Plan authorizes the Committee to grant awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to stock. The Committee will determine the terms and conditions of such awards, including the consideration to be paid to exercise awards in the nature of purchase rights, the periods during which awards will be outstanding, and any forfeiture conditions and restrictions on awards. In addition, the Committee is authorized to grant shares as a bonus free of restrictions, or to grant shares or other awards in lieu of obligations under other plans or compensatory arrangements, subject to such terms as the Committee may specify.

Performance-Based Awards. The Committee may grant performance awards, which may be awards of a specified cash amount, share-based awards or a combination. Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level or levels with respect to such criteria as a condition of awards being granted or becoming exercisable or settleable, or as a condition to accelerating the timing of such events. Performance may be measured over a period of any length specified by the Committee. If so determined by the Committee, in order to avoid the limitations on tax deductibility under Section 162(m) of the Code, the business criteria used by the Committee in establishing performance goals applicable to performance awards to the named executive officers will be selected from among the following: net income or earnings per common share (basic or diluted); interest income, net interest income, net interest income after provision for loan losses, non-interest income, income before or after taxes or before or after interest depreciation, amortization or extraordinary or special items; return on average assets (gross or net), return on investment, return on capital or return on average equity; stock price, book value or total stockholder return; cash flow, free cash flow, cash flow return on investment (discounted or otherwise), cash flow in excess of cost of capital or net cash provided by operations; expenses, interest expense, non-interest expense, expense after taxes; economic profit or value created; net interest margin, operating margin or profit margin; and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, production, or loan or asset balance levels; credit quality; total, core or non-interest bearing deposit growth, levels or composition; expansion of distribution channels, products or services; geographic business expansion goals; cost targets; capital levels, growth or ratios; efficiency ratio; customer satisfaction; employee satisfaction; management of employment practices and employee benefits; management of regulatory compliance or corporate governance; supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates, joint ventures or other assets.

The Committee retains discretion to set the level or levels of performance for given business criteria that will result in the earning of a specified amount under a performance award, as well as other terms of such awards, including, without limitation, additional restrictions, and the period for measurement of performance. Performance goals may be set with fixed, quantitative targets, targets relative to past performance, or targets compared to the performance of other companies, such as a published or special index or a group of companies selected by the Committee for comparison. The Committee may specify that these performance measures will be determined before payment of bonuses, capital charges, non-recurring or extraordinary income or expense, or other financial and general and administrative expenses for the performance period, if so specified by the Committee. As an example, one type of performance award that may be granted under the 2007 Plan is an annual incentive award, settleable in cash or in shares upon achievement of pre-established performance objectives achieved during a specified year.

Vesting, Forfeitures, and Related Award Terms. The Committee may in its discretion determine the vesting schedule of options, restricted stock and other awards, the circumstances that will result in forfeiture of the awards, the post-termination exercise periods of options and similar awards, and the events that will result in acceleration of the ability to exercise and the lapse of restrictions, or the expiration of any deferral period, on any award.

In addition, the 2007 Plan gives the Committee authority to provide that, in the event of a change in control of the Company, outstanding awards will vest on an accelerated basis and options and SARs will be exercisable, and performance conditions (if any are specified for an award) will be deemed met at specified levels. The distribution of awards upon a Change in Control may be limited by applicable restrictions under Code Section 409A.

Other Terms of Awards. Awards may be settled in cash, shares of Class A Common Stock, shares of Class B Common Stock, shares of Series B Preferred Stock, and other awards or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an award, including shares issued upon exercise of an option subject to compliance with Code Section 409A, in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on any deferred amounts. The 2007 Plan allows vested but deferred awards to be paid out to the participant in the event of an unforeseeable emergency. The Committee is authorized to place cash, shares or other property in trusts or make other arrangements to provide for payment of our obligations under the 2007 Plan. The Committee may condition awards on the payment of taxes, and may provide for mandatory or elective withholding of a portion of the shares or other property to be distributed in order to satisfy tax obligations. Awards granted under the Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Committee may permit transfers of awards other than incentive stock options on a case-by-case basis, but such transfers will be allowed only for estate-planning purposes but may not include transfers to other third parties for value.

The 2007 Plan authorizes the Committee to provide for forfeiture of awards and award gains in the event a participant fails to comply with conditions relating to non-competition, non-solicitation, confidentiality, non-disparagement and other requirements for the protection of the our business. Awards under the 2007 Plan may be granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant awards in substitution for, exchange for or as a buyout of other awards under the 2007 Plan, awards under the Company’s plans, or other rights to payment from the Company, and may exchange or buy out outstanding awards for cash or other property. The Committee also may grant awards in addition to and in tandem with other awards, or rights. In granting a new award, the Committee may determine that the in-the-money value or fair value of any surrendered award may be applied to reduce the purchase price of any new award, subject to the requirement that repricing transactions must be approved by stockholders.

Shares Available for Delivery under the Plan

The number of shares to be reserved for the grant and issuance of awards under the 2007 Plan is (i) 5,000,000 shares of stock which may be awarded in shares of Class A Common Stock, Class B Common Stock or Series B Preferred Stock, alone or in any combination of such classes of stock, plus (ii) the number of shares that remain available under the 2002 Plan or any other pre-existing stock award or incentive plans, if the award expires, is canceled or settled in cash or fewer shares, or otherwise terminated without delivery of the shares, and (iii) 8% of the number shares of Class A Common Stock, Class B Common Stock or Series B Preferred Stock which are issued or delivered by the Company during the term of the Plan, not including any issuances under the Plan or Pre-Existing Plans. The total number of shares for which incentive stock options may be granted will not exceed the number specified in clause (i). On November 15, 2006, the last reported sale price of Company’s Class A Common Stock was $26.88 per share.

Adjustments to the number and kind of shares subject to the share limitations and specified in the share-based Annual Limit are authorized in the event of a large and non-recurring dividend or distribution, recapitalization, stock split, stock dividend, reorganization, business combination, or other similar corporate transaction, equity restructuring as defined under applicable accounting rules, or other similar event affecting the stock. The Company is also obligated to adjust outstanding awards upon the occurrence of these types of events to the extent necessary to preserve, without enlarging, the rights of Plan participants with respect to such awards.

The Committee may adjust performance conditions and other terms of awards in response to these kinds of events or to changes in applicable laws, regulations, or accounting principles, except that adjustments to awards intended to qualify as “performance-based” generally must conform to requirements imposed by Section 162(m).

Information on the total number of shares available under the 2002 Plan and subject to outstanding options as of the end of the last fiscal year is presented above under the caption “EQUITY COMPENSATION PLAN INFORMATION.”

The 2002 Plan, provides for awards of Class A Common Stock, Class B Common Stock and Series B Preferred Stock alone or in any such combination of such classes. Therefore, as of November 15, 2006, a total of 19,482 shares remained available for the grant of new awards in any combination of Class A Common Stock, Class B Common Stock or Series B Preferred Stock. As of November 15, 2006, 2,350,058 shares of Class A Common Stock, 169,500 shares of Class B Common Stock and 940,745 shares of Series B Preferred Stock were reserved for the issuance of outstanding awards, under the 2002 Plan.

Based on the Company’s equity award plans in effect and outstanding awards at November 15, 2006, if stockholders approve the 2007 Plan the total number of shares subject to outstanding awards and available for future awards under the 2007 Plan and other continuing equity compensation plans would be as follows:

Shares subject to outstanding awards	3,460,303
Shares to be available for future equity awards, including under the proposed 2007 Plan	5,019,482

Total shares	8,479,785

Percentage of outstanding shares*	22	%*

*	Shares outstanding includes all the shares of Class A Common Stock, Class B Common Stock and Series B Preferred Stock as converted to Class A Common equivalents (the “Outstanding Shares”) outstanding at November 15, 2006 and does not include issuance of unissued shares (which may be issued in any combination of Class A Common Stock, Class B Common Stock or Series B Preferred Stock) reserved for outstanding or future awards under the 2002 Plan and the proposed 2007 Plan.

The 2007 Plan would make 5,000,000 new shares of stock available for equity awards, representing approximately 13% of the Outstanding Shares at November 15, 2006. As stated above, the 2007 Plan would replace the current 2002 Plan, and therefore approximately 19,482 shares (which may be issued in any combination of Class A Common Stock, Class B Common Stock or Series B Preferred Stock) that remain available under the 2002 Plan (as of November, 2006) would be made available under the 2007 Plan. No new awards would be granted under the 2002 Plan, although the Compensation Committee retains full authority regarding outstanding awards under that Plan. Shares subject to outstanding awards under the Pre-Existing Plans may become available under the 2007 Plan if such shares are not delivered to the participant, in accordance with the share counting rules of the 2007 Plan.

The 2007 Plan permits the Committee to adopt reasonable counting procedures to ensure appropriate counting, avoid double counting and make adjustments. Shares shall be counted against those reserved to the extent such shares have been delivered and are no longer subject to a risk of forfeiture. Accordingly, to the extent that an award under the Plan or an award under a preexisting plan is canceled, expired, forfeited, settled in cash, settled by delivery of fewer shares than the number underlying the award, or otherwise terminated without delivery of shares to the participant, the shares retained by or returned to the Company will not be deemed to have been delivered under the Plan, and will be available for awards under the 2007 Plan. Also, shares that are withheld from such an award or separately surrendered by the participant in payment of the exercise price or taxes relating to such an award shall be deemed to constitute shares not delivered and will be available under the Plan. The Committee may determine that awards may be outstanding that relate to more shares than the aggregate remaining available under the 2007 Plan so long as awards will not in fact result in delivery and vesting of shares in excess of the number then available under the Plan. In addition, in the case of any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or a subsidiary or affiliate or with which the Company or a subsidiary or affiliate combines, shares delivered or deliverable in connection with such assumed or substitute Award shall not be counted against the number of shares reserved under the Plan.

Change in Control

In the case of a “Change in Control” of the Company, unless otherwise provided by the Committee in the award document, all forfeiture and other restrictions applicable to non-performance based awards granted under the plan shall lapse and such awards shall be fully payable at the time of the Change in Control without regard to the vesting or other conditions, and, unless otherwise provided by the Committee in the award document, any unvested non-performance based award shall become fully exercisable upon any termination of participant (excluding termination by cause) within two years after a Change in Control, the award shall remain outstanding and exercisable until the earlier of three years or the termination or the expiration of the award, and, unless otherwise provided by the Committee in the award document, all deferral of settlement, forfeiture conditions and other restrictions applicable to an unvested non-performance based award shall lapse and the award shall become fully payable at the time of the Change in Control without regard to deferral and vesting conditions, except for any waiver by the participant (if permitted under Section 409A). The performance goals associated with an outstanding award subject to achievement of performance goals and conditions shall be deemed met or exceeded if and to the extent determined by the award document or other agreement. Subject to certain exceptions, the Plan defines a “Change in Control” as (i) when any person who does not currently hold 10% or more of the combined voting power of the securities of the Company, becomes a beneficial owner of securities representing 50% or more of the combined voting power of the securities of the Company, (ii) when the members of the Board of Directors at the beginning of a two-year period, or new directors nominated by such beginning members, cease to be a majority of the Board over the two-year period; (iii) when there is consummated a merger, consolidation, recapitalization or reorganization of the Company, or a reverse stock split of any class of voting securities of the Company, unless at least 60% of the voting power of the surviving entity would be held by persons who held at least 80% of such voting power before the transaction; or (iv) when the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect) and there remains no material contingency to implementation or an agreement for sale on disposition is consummated; or (v) any other event deemed by the Board to be a change of control.

Amendment and Termination of the Plan

The Board may amend, suspend, discontinue, or terminate the 2007 Plan or the Committee’s authority to grant awards thereunder without stockholder approval, except as required by law or regulation or under rules of the Nasdaq. Nasdaq rules require stockholder approval of any material amendment to plans such as the 2007 Plan. Under these rules, however, stockholder approval will not necessarily be required for all amendments which might increase the cost of the 2007 Plan or broaden eligibility. Unless earlier terminated, the authority of the Committee to make grants under the 2007 Plan will terminate ten years after the latest stockholder approval of the 2007 Plan, and the 2007 Plan will terminate when no shares remain available and the Company has no further obligation with respect to any outstanding award.

Federal Income Tax Implications of the Plan

The Company believes that under current law the following federal income tax consequences generally would arise with respect to awards under the 2007 Plan.

Options and SARs that are not deemed to be deferral arrangements under Code Section 409A would have the following tax consequences: The grant of an option or an SAR will create no federal income tax consequences for the participant or the Company. A participant will not have taxable income upon exercising an option that is an ISO, except that the alternative minimum tax may apply. Upon exercising an option that is not an ISO, the participant generally must recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable or non-forfeitable shares acquired on the date of exercise. Upon exercising an SAR, the participant must generally recognize ordinary income equal to the cash or the fair market value of the shares received.

Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the ISO shares at the date of exercise minus the exercise price or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a participant’s sale of shares acquired by exercise of any option generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax “basis” in such shares. The tax “basis” normally is the exercise price plus any amount he or she recognized as ordinary income in connection with the option’s exercise. A participant’s sale of shares acquired by exercise of an SAR generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the tax “basis” in the shares, which normally is the amount he or she recognized as ordinary income in connection with the SAR’s exercise.

The Company normally can claim a tax deduction equal to the amount recognized as ordinary income by a participant in connection with the exercise of an option or SAR, but there is no tax deduction relating to a participant’s capital gains. Accordingly, the Company will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the applicable ISO holding periods prior to selling the shares.

Awards other than options and SARs that result in a transfer to the participant of cash or shares or other property generally will be structured under the 2007 Plan to meet applicable requirements under Code Section 409A. If no restriction on transferability or substantial risk of forfeiture applies to amounts distributed to a participant, the participant generally must recognize ordinary income equal to the cash or the fair market value of shares actually received. Thus, for example, if the Company grants an award of restricted stock units that has vested or requires or permits deferral of receipt of cash or shares under a vested award, the participant should not become subject to income tax until the time at which shares or cash are actually distributed, and the Company becomes entitled to claim a tax deduction at that time. On the other hand, if a restriction on transferability and substantial risk of forfeiture applies to shares or other property actually distributed to a participant under an award (such as, for example, a grant of restricted stock), the participant generally must recognize ordinary income equal to the fair market value of the transferred amounts at the earliest time either the transferability restriction or risk of forfeiture lapses. In all cases, the Company can claim a tax deduction in an amount equal to the ordinary income recognized by the participant, except as discussed below. A participant, subject to Committee approval, may elect to be taxed at the time of grant of restricted stock or other property rather than upon lapse of restrictions on transferability or the risk of forfeiture, but if the participant subsequently forfeits such shares or property he or she would not be entitled to any tax deduction, including a capital loss, for the value of the shares or property on which he or she previously paid tax.

Any award that is deemed to be a deferral arrangement (excluding certain exempted short-term deferrals) will be subject to Code Section 409A. Participant elections to defer compensation under such awards and as to the timing of distributions relating to such awards must meet requirements under Section 409A in order for income taxation to be deferred upon vesting of the award and tax penalties avoided by the participant.

Some options and SARs may be subject to Code Section 409A, which regulates deferral arrangements. In such case, the distribution to the participant of shares or cash relating to the award would have to be restricted in order for the participant not to be subject to tax and a tax penalty at the time of vesting. In particular, the participant’s discretionary exercise of the option or SAR could not be permitted over a period extending more than a year in most cases. If the distribution and other award terms meet applicable requirements under Section 409A, the participant would realize ordinary income at the time of distribution of shares or cash rather than at exercise, with the amount of ordinary income equal to the distribution date value of the shares or cash less any exercise price actually paid. The Company would not be entitled to a tax deduction at the time of exercise, but would become entitled to a tax deduction at the time shares are delivered at the end of the deferral period.

As discussed above, compensation that qualifies as “performance-based” compensation is excluded from the $1 million deductibility cap of Internal Revenue Code Section 162(m), and therefore remains fully deductible by the company that pays it. Under the 2007 Plan, options and SARs granted with an exercise price or base price at least equal to 100% of fair market value of the underlying stock at the date of grant, performance awards to employees the Committee expects to be named executive officers at the time compensation is received, and certain other awards which are conditioned upon achievement of performance goals are intended to qualify as such “performance-based” compensation. A number of requirements must be met in order for particular compensation to so qualify, however, so there can be no assurance that such compensation under the 2007 Plan will be fully deductible under all circumstances. In addition, other awards under the 2007 Plan, such as non-performance-based restricted stock and restricted stock units, generally will not so qualify, so that compensation paid to certain executives in connection with such awards may, to the extent it and other compensation subject to Section 162(m)’s deductibility cap exceed $1 million in a given year, not be deductible by the Company as a result of Section 162(m). Compensation to certain employees resulting from vesting of awards in connection with a change in control or termination following a change in control also may be non-deductible under Code Sections 4999 and 280G.

The foregoing provides only a general description of the application of federal income tax laws to certain awards under the 2007 Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the 2007 Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. Different tax rules may apply, including in the case of variations in transactions that are permitted under the 2007 Plan (such as payment of the exercise price of an option by surrender of previously acquired shares). The summary does not address in any detail the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local or foreign tax laws.

Restriction on Repricing and Loans

The 2007 Plan includes a restriction providing that, without stockholder approval, the Company will not amend or replace options or SARs previously granted under the Plan in a transaction that constitutes a “repricing.” For this purpose, a “repricing” is defined as amending the terms of an option or SAR after it is granted to lower its exercise price, any other action that is treated as a repricing under generally accepted accounting principles, or canceling an option at a time when its strike price is equal to or greater than the fair market value of the underlying stock in exchange for another option, SAR, restricted stock, or other equity, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction. Adjustments to the exercise price or number of shares subject to an option or SAR to reflect the effects of a stock split or other extraordinary corporate transaction will not constitute a “repricing.”

The 2007 Plan does not authorize loans to participants under the plan.

New Plan Benefits

Because future awards under the 2007 Plan will be granted in the discretion of the Committee, the type, number, recipients, and other terms of such awards cannot be determined at this time. Information regarding the Company’s recent practices with respect to annual incentive awards and stock-based compensation under existing plans is presented in the “Summary Compensation Table” and “Option Grants in Last Fiscal Year Table” elsewhere in this Proxy Statement and in the Company’s financial statements for the fiscal year ended September 30, 2006, in the Annual Report which accompanies this Proxy Statement.

If stockholders decline to approve the 2007 Plan, no awards will be granted under the 2007 Plan, but awards may continue to be granted under the 2002 Plan.

PROPOSAL THREE

AMENDMENT TO ARTICLES OF INCORPORATION

TO INCREASE AUTHORIZED CLASS A COMMON STOCK

The Board of Directors has approved and is submitting to the stockholders for approval, an amendment to Article VI of the Company’s Articles of Incorporation that would increase the number of shares of the Class A Common Stock the Company is authorized to issue to 100,000,000 shares. The text of this amendment is set forth in Exhibit B hereto. The Company’s Articles of Incorporation currently authorize the Company to issue up to 60,000,000 shares of the Class A Common Stock, 3,000,000 shares of Class B Common Stock and 10,000,000 shares Series B Preferred Stock. As of December 1, 2006, 36,399,573 shares of Class A Common Stock, 623,338 shares Class B Common Stock and 1,089,713 shares of Series B Preferred Stock were outstanding. The Series B Preferred Stock is currently the only outstanding series of Preferred Stock.

The proposed amendment to the Company’s Articles of Incorporation has been unanimously approved by the Board for consideration by the Company’s stockholders. The Board believes that the increase in the capitalization of the Company would assure that an adequate number of authorized but unissued shares is available for the Company to issue shares of Class A Common Stock to obtain equity capital and effect acquisitions, to grant awards under the Company’s stock bonus and stock options plans, and to use for stock dividends or in stock splits.

Once the Company’s stockholders approve a level of authorized shares for any class of the Company’s capital stock, no subsequent approval by stockholders is required for the issuance of shares of that class in an amount up to the number of shares authorized, except to the extent required under the rules of the Nasdaq. Pursuant to the Company’s Articles of Incorporation the Board has the authority to determine the relative rights of the Company’s Class A Common Stock and Preferred Stock, including voting, conversion, liquidation and dividend rights and sinking fund provisions. The Company’s Articles of Incorporation provide that no holder of the Company’s capital stock will have any preemptive rights to acquire any of the Company’s securities.

In 2006, the Company issued 5,750,000 shares of the Company’s Class A Common Stock in a public offering. At present the Board is aware of possible circumstances and situations in which the Company’s capital stock could be issued or reserved for issuance. These circumstances include possible future offerings of securities, grants of stock-based awards under the Company’s compensation plans and conversion of outstanding convertible capital stock. In the event that additional shares are issued, the rights of the current holders of the Company’s capital stock may be affected. For example, if Class A Common Stock were issued, the per share voting power, stockholders equity, or amounts available for distribution as dividends and on any liquidation of the Company may be diluted as a result of any such additional issuances.

Certain effects of this proposal could operate to deter a potential takeover of the Company. For example, the additional shares proposed to be authorized could be issued to dilute the stock ownership of a person seeking to obtain control of the Company, thereby preserving current management, making more difficult or discouraging a merger, tender offer or proxy contest directed at the Company, delaying the assumption of control by a holder of a large block of the Company’s shares, increasing the degree of control of current management, or operating to the advantage of incumbent management in a hostile takeover attempt and to the disadvantage of stockholders who might want to participate in the takeover transaction.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF PROPOSAL THREE TO AMEND THE COMPANY’S ARTICLES OF INCORPORATION.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of November 15, 2006 (except where a different date is indicated) concerning (i) each director of the Company; (ii) each of the named executive officers; (iii) all directors and executive officers of the Company and BankUnited as a group; and (iv) each other person known to management of the Company to be the beneficial owner, as such term is defined in Rule 13d-3 under the Exchange Act, of more than 5% of the outstanding shares of any class of the Company’s voting securities, according to filings by such persons with the SEC or other information provided to the Company by such persons. The table includes only those options which may be exercised within 60 days of November 15, 2006. The address of each director and named executive officer listed in the table is 255 Alhambra Circle, Coral Gables, Florida 33134.

Name and Address	Amount and Nature of Beneficial Ownership Of Series B Preferred Stock (1)		Percent of Series B Preferred Stock Outstanding	Amount And Nature of Beneficial Ownership of Class B Common Stock (1)		Percent of Class B Common Stock Outstanding	Amount And Nature of Beneficial Ownership of Class A Common Stock (1)		Percent of Class A Common Stock Outstanding
Directors and Named Executive Officers:
Tod Aronovitz	—		—	—		—	10,002	(2)	*
Allen M. Bernkrant	23,560		2.2%	37,860		5.8%	145,201	(2)(3)	*
Lawrence H. Blum	23,560		2.2%	65,856		10.1. %	401,309	(2)(3)(7)	1.3%
Sharon A. Brown	—		—	—		—	18,276	(2)	*
Alfred R. Camner	1,670,103	(4)(5)(8)(10)	94.3%	3,034,832	(4)(5)(6)(8)(10)	94.3%	3,300,166	(2)(4)(5)(6)(8)(10)	9.3%
Lauren R. Camner	1,244		*	7,102		*	50,573	(2)(7)	*
James R. Foster	—		—	—		—	16,000		*
Robert L. Green	—		—	—		—	59,033	(2)(7)	*
Abel L. Iglesias	—		—	—		—	49,200	(2)(7)	*
Marc D. Jacobson	10,000		*	44,040		6.9%	188,108	(2)(3)	*
Hardy C. Katz	—		—	—		—	33,696	(2)(3)	*
Neil H. Messinger	—		—	—		—	65,730	(2)(3)	*
Ramiro A. Ortiz	—		—	—		—	306,203	(2)(9)	*
Albert E. Smith	—		—	—		—	9,916	(2)	*
Bradley S. Weiss	—		—	—		—	455		*
All Current Directors and Executive Officers of the Company and BankUnited as a group (25 persons)	1,728,467	(4)(5)	97.0%	3,189,961	(4)(5)(6)(7)	97.2%	5,177,486	(2)(3)	12.7%
Other 5% Owners:
Earline G. Ford 255 Alhambra Circle Coral Gables, Florida 33134	—		—	176,500	(12)	25.35%	441,834	(12)	1.2%
Westport Asset Management, Inc.
Westport Advisers, LLC 235 Riverside Avenue Westport, CT 06880	—		—	—		—	3,463,431	(13)	9.5%
EARNEST Partners, LLC 75 Fourteenth Street Atlanta, Georgia 30309	—		—	—		—	2,673,658	(14)	8.9%
OZ Management, L.L.C. 9 West 57th Street 39th Floor New York, NY 10019	—		—	—		—	1,949,803	(15)	5.2%

*	Less than 1%
(1)

The nature of the reported beneficial ownership is unshared voting and investment power unless otherwise indicated in the footnotes to this table. Beneficial ownership reported for each class shown includes shares issuable upon conversion of shares of other classes of stock, shares which may be acquired upon the exercise of options exercisable within 60 days, shares that may be issued for restricted stock units and shares owned jointly or indirectly with or through a family member, trust, corporation, partnership or other legal organization. Each share of Series B Preferred Stock is convertible into 1.4959 shares of Class B Common Stock, and each share of Class B Common is Stock convertible into one share of Class A Common Stock. Beneficial ownership is not indicative of voting power. Each share of Series B Preferred Stock has two and one-half votes, each share of Class B Common Stock has one vote and each share of Class A Common Stock has one-tenth vote.

(2)	Includes shares of Class A Common Stock which may be acquired by the following persons, in the amounts indicated, through the exercise of options exercisable within 60 days: Tod Aronovitz, 5,500; Allen M. Bernkrant, 71,220; Lawrence H. Blum, 183,049; Sharon A. Brown, 15,750; Alfred R. Camner, 261,742; Lauren R. Camner, 30,849; Robert L. Green, 27,833; Abel L. Iglesias, 27,200; Marc D. Jacobson, 51,020; Hardy C. Katz, 27,900; Dr. Neil H. Messinger, 52,995; Ramiro A. Ortiz, 158,832; Dr. Albert E. Smith, 9,000; and current directors and executive officers as a group, 1,257,237.
(3)	Includes, for each of the following persons, shares that are jointly or indirectly owned with others in approximately the amounts indicated: Allen M. Bernkrant, 33,159; Lawrence H. Blum, 85,301; Marc D. Jacobson, 12,582; Hardy C. Katz, 4,550; and Dr. Neil H. Messinger, 3,286.
(4)	Includes 691,579 shares of Series B Preferred Stock (convertible into 1,034,533 shares of Class B Common Stock, that are convertible into the same number of shares of Class A Common Stock) which may be acquired by Alfred R. Camner through the exercise of options exercisable within 60 days.
(5)	Series B Preferred Stock includes 8,971 shares (convertible into 13,419 shares of Class B Common Stock that are convertible into the same number of shares of Class A Common Stock) of which the stockholder has indirect beneficial ownership and 26,720 shares (convertible into 39,970 shares of Class B Common Stock that are convertible into the same number of shares of Class A Common Stock) that are held in an irrevocable grantor’s trust established by the Company of which Mr. Camner is the sole beneficiary; and Class B Common Stock includes 98,114 shares (convertible into 98,114 shares of Class A Common Stock) of which the stockholder has indirect beneficial ownership and 175,591 shares (convertible into 175,591 shares of Class A Common Stock) that are held in the irrevocable grantor’s trust referenced above. Class B Common Stock does not include 76,000 shares subject to options held by Mrs. Earline Ford, which Mr. Camner has a right of first refusal to purchase if Mrs. Earline Ford decides to exercise the options and sell the underlying shares.
(6)	Includes 76,000 shares of Class B Common Stock (convertible into 76,000 shares of Class A Common Stock) which may be acquired through the exercise of options exercisable within 60 days.
(7)	Includes for each of the following persons, restricted stock grants of Class A Common Stock, in the amounts indicated which were made in the 2007 fiscal year for fiscal 2006 performance: Lawrence H. Blum, 6,400; Lauren R. Camner, 3,500; James R. Foster, 5,000; Robert L. Green, 5,000; Abel L. Iglesias, and current directors and executive officers as a group, 59,400. The shares vest evenly over a period of five years subject to the early vesting conditions described in footnote A to the Summary Compensation Table.
(8)	Includes for Alfred R. Camner an award of 105,000 restricted shares of the Company’s Series B Preferred Stock, apportioned in three grants of 35,000 shares each. Each grant must be earned by the achievement of performance goals. In the case of two of the grants, the performance periods begin on October 1, 2006 and end on September 30, 2007, if the performance goals are met the shares vest over a period of six years subject to the early vesting conditions described in footnote A to the Summary Compensation Table. The performance period of the third grant begins on October 1, 2006 and ends on September 30, 2008, if the performance goals are met the shares vest over a period of five years subject to the early vesting conditions described in footnote A to the Summary Compensation Table.
(9)	Includes for Ramiro A. Ortiz 28,000 shares of performance-based restricted Class A Common Stock granted in fiscal 2007, that must be earned by the achievement of performance goals for a period commencing on October 1, 2006 and ending on September 30, 2007. If the goals are met the shares will vest over a period of six years, commencing September 30, 2007 subject to the early vesting conditions described in footnote A of the Summary Compensation Table.
(10)	Alfred R. Camner holds options to purchase an additional 249,166 shares of Series B Preferred Stock (convertible into 372,727 shares of Class B Common Stock and a like amount of Class A Common Stock), which options are not exercisable within 60 days.
(11)	This amount includes 10,729 shares of Class A Common Stock that are held in an irrevocable grantor’s trust established by the Company of which Ramiro A. Ortiz is the sole beneficiary. Also includes 21,681 restricted stock units.
(12)	Includes options to purchase 76,000 shares of Class B Common Stock (convertible into 76,000 shares of Class A Common Stock), 3,592 shares of Class A Common Stock and options to purchase 261,742 shares of Class A Common Stock exercisable within 60 days. Earline Ford has granted Alfred R. Camner a proxy to vote any and all shares of Class B Common Stock which she may own in the future and a right of first refusal to purchase shares of Class B Common Stock acquired upon the exercise of options, if she desires to sell the shares.
(13)	Based upon information received from the holder as of December 6, 2006, Westport Asset Management, Inc. is a registered investment advisor managing assets for various pension funds, foundations and endowments. Westport Advisors LLC, is also an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 and serves as an investment manager of two publicly traded mutual funds. Westport Asset Management, Inc. and Westport Advisors LLC are collectively referred to in this footnote as “Westport.” As of December 1, 2006, Westport’s combined holdings of BankUnited Financial Corporation with sole voting power were 1,088,700; shared voting power 2,201,731, sole dispositive power of 1,088,700, and shared dispositive power 2,201,731, for an aggregate total of 3,463,431 shares.
(14)	A Schedule 13-G/A filed on December 31, 2005 reported that EARNEST Partners, LLC had holdings of 2,673,658 shares of the Company’s Class A Common Stock.
(15)	A Schedule 13-G filed on January 26, 2006 reported that OZ Management, L.L.C. had holdings of 1,949,803 shares of the Company’s Class A Common Stock.

MISCELLANEOUS

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Securities Exchange Act of 1934, the company’s directors, executive officers and the beneficial holders of more than 10% of the company’s Common Stock are required to file reports of ownership and changes in ownership with the SEC. To the Company’s best knowledge, during fiscal 2006 all applicable Section 16(a) filings requirements were met except that, due to conditions caused by Hurricane Wilma, the Form 3 and Form 4 of James R. Foster, Executive Vice President, Corporate Finance, for October 24, 2005 were filed on October 31, 2006 and the Form 3 and Form 4 of Hunting F. Deutsch, Executive Vice President, Wealth Management for June 5, 2006 were filed on June 13, 2006.

Independent Registered Certified Public Accounting Firm

The Audit Committee selected and hired the accounting firm of PricewaterhouseCoopers LLP to audit the Company’s financial statements for the 2006 fiscal year. PricewaterhouseCoopers LLP audited the Company’s financial statements for the 2006 fiscal year. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions from stockholders.

Stockholder Proposals

Proposals of stockholders intended to be presented at the Company’s next annual stockholders meeting must be in writing and be received by the Secretary of the Company at its executive offices, 255 Alhambra Circle, Coral Gables, Florida 33134, no later than August 23, 2007 for inclusion in the Company’s proxy statement relating to such meeting, subject to applicable rules and regulations.

For any proposal that is not intended for inclusion in next year’s proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year’s annual meeting, SEC rules permit the proxy holders to vote proxies in their discretion if the Company does not receive notice of the proposal prior to the close of business on November 5, 2007. Notices of intention to present proposals at the next annual meeting should be addressed to the Company’s Secretary, 255 Alhambra Circle, Coral Gables, Florida 33134.

By Order of the Board of Directors

ALFRED R. CAMNER Chairman of the Board and Chief Executive Officer

December     , 2006

Exhibit A

BankUnited Financial Corporation

2007 STOCK AWARD AND INCENTIVE PLAN

BankUnited Financial Corporation

2007 STOCK AWARD AND INCENTIVE PLAN

i

BankUnited Financial Corporation

2007 STOCK AWARD AND INCENTIVE PLAN

1.    Purpose. The purpose of this 2007 Stock Award and Incentive Plan (the “Plan”) is to aid BankUnited Financial Corporation, a Florida corporation (together with its successors and assigns, the “Company”), in attracting, retaining, motivating and rewarding employees, non-employee directors, and other service providers of the Company or its subsidiaries or affiliates, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for stockholders by closely aligning the interests of Participants with those of stockholders. The Plan authorizes stock-based and cash-based incentives for Participants.

2.    Definitions. In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)    “Annual Incentive Award” means a type of Performance Award granted to a Participant under Section 7(c) representing a conditional right to receive cash, Stock or other Awards or payments, as determined by the Committee, based on performance in a performance period of one fiscal year or a portion thereof.

(b)    “Annual Limit” shall have the meaning specified in Section 5(b).

(c)    “Award” means any Option, SAR, Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any related right or interest, granted to a Participant under the Plan.

(d)    “Beneficiary” means the legal representatives of the Participant’s estate entitled by will or the laws of descent and distribution to receive the benefits under a Participant’s Award upon a Participant’s death, provided that, if and to the extent authorized by the Committee, a Participant may be permitted to designate a Beneficiary, in which case the “Beneficiary” instead will be the person, persons, trust or trusts (if any are then surviving) which have been designated by the Participant in his or her most recent written and duly filed beneficiary designation to receive the benefits specified under the Participant’s Award upon such Participant’s death. Unless otherwise determined by the Committee, any designation of a Beneficiary other than a Participant’s spouse shall be subject to the written consent of such spouse.

(e)    “Board” means the Company’s Board of Directors.

(f)    “Change in Control” and related terms have the meanings specified in Section 9.

(g)    “Code” means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation thereunder shall include any successor provisions and regulations, and reference to regulations includes any applicable guidance or pronouncement of the Department of the Treasury and Internal Revenue Service.

(h)    “Committee” means the Compensation Committee of the Board, the composition and governance of which is established in the Committee’s Charter as approved from time to time by the Board and subject to other corporate governance documents of the Company. No action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any qualification standard set forth in the Committee Charter or this Plan. The full Board may perform any function of the Committee hereunder (except to the extent limited under applicable Nasdaq Marketplace Rules), in which case the term “Committee” shall refer to the Board.

(i)    “Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 11(j).

(j)    “Deferred Stock” means a right, granted under this Plan, to receive Stock or other Awards or a combination thereof at the end of a specified deferral period.

(k)    “Dividend Equivalent” means a right, granted under this Plan, to receive cash, Stock, other Awards or other property equal in value to all or a specified portion of the dividends paid with respect to a specified number of shares of Stock.

(l)    “Effective Date” means the effective date specified in Section 11(p).

(m)    “Eligible Person” has the meaning specified in Section 5.

(n)    “Exchange Act” means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule (including a proposed rule) thereunder shall include any successor provisions and rules.

(o)    “Fair Market Value” means the fair market value of Stock, Awards or other property as determined in good faith by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of the Class A Common Stock on a given day shall be the last sale price of a share of stock on the day as of which such value is being determined, as reported for securities listed on the principal securities exchange or market maintained by NASDAQ or, if available, on a composite tape reflecting transactions on such exchange or NASDAQ-maintained market (as the case may be), at the 4 p.m. Eastern Time closing time (or equivalent earlier time for partial trading days) or, if there is no sale on that day, then on the last previous day on which a sale was reported. The Fair Market Value of the Class B Common Stock on a given day shall be equal to the Fair Market Value of the Class A Common Stock multiplied by the number of shares of Class A Common Stock into which each share of Class B Common Stock may be converted; and the Fair Market value of the Noncumulative Convertible Preferred Stock, Series B on a given day shall be the Fair Market Value of the Class A Common Stock multiplied by the number of shares of Class A Common Stock into which each share of Noncumulative Convertible Preferred Stock, Series B, may be directly or indirectly converted. Fair Market Value relating to the exercise price or base price of any Non-409A Option or SAR and relating to the market value of Stock measured at the time of exercise shall conform to requirements under Code Section 409A.

(p)    “409A Awards” means Awards that constitute a deferral of compensation under Code Section 409A and regulations thereunder. “Non-409A Awards” means Awards other than 409A Awards. Although the Committee retains authority under the Plan to grant Options, SARs and Restricted Stock on terms that will qualify those Awards as 409A Awards, Options, SARs, and Restricted Stock are intended to be Non-409A Awards unless otherwise expressly specified by the Committee.

(q)    “Incentive Stock Option” or “ISO” means any Option designated as an incentive stock option within the meaning of Code Section 422 and qualifying thereunder.

(r)    “Option” means a right to purchase Stock granted under Section 6(b).

(s)    “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(h).

(t)    “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(u)    “Performance Award” means a conditional right, granted to a Participant under Sections 6(i) or 7, to receive cash, Stock or other Awards or payments.

(v)    “Preexisting Plans” mean the Company’s 1986 Stock Option Plan, 1992 Stock Option Plan, 1994 Incentive Stock Option Plan, 1996 Incentive Compensation and Stock Award Plan and 2002 Stock Award and Incentive Plan.

(w)    “Restricted Stock” means Stock granted under this Plan which is subject to certain restrictions and to a risk of forfeiture.

(x)    “Stock” means the Company’s Class A Common Stock and Class B Common Stock (which together shall be referred to as “Common Stock”), and Noncumulative Convertible Preferred Stock, Series B (“Preferred Stock”) and any other equity securities of the Company that may be substituted or resubstituted for Stock pursuant to Section 11(c).

(y)    “Stock Appreciation Rights” or “SAR” means a right granted to a Participant under Section 6(c).

3.    Administration.

(a)    Authority of the Committee. The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards, the number and class of shares of Stock to which an Award may relate, the dates on which Awards may be exercised and on which the risk of forfeiture or deferral period relating to Awards shall lapse or terminate, the acceleration of any such dates, the expiration date of any Award, whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, and other terms and conditions of, and all other matters relating to, Awards; to prescribe documents evidencing or setting terms of Awards (such Award documents need not be identical for each Participant or each Award), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto; to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 11(b) and other persons claiming rights from or through a Participant, and stockholders. The foregoing notwithstanding, the Committee shall grant Awards under the Plan to non-employee directors only pursuant to a policy or procedure approved by the Board, or, in the alternative, the Board shall perform the functions of the Committee for purposes of granting Awards under the Plan to non-employee directors (the functions of the Committee with respect to other aspects of non-employee director awards is not subject to Board approval, however).

(b)    Manner of Exercise of Committee Authority. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may act through subcommittees, including for purposes of perfecting exemptions under Rule 16b-3 or qualifying Awards under Code Section 162(m) as performance-based compensation, in which case the subcommittee shall be subject to and have authority under the charter applicable to the Committee, and the acts of the subcommittee shall be deemed to be acts of the Committee hereunder. The Committee may delegate to one or more officers or managers of the Company or any subsidiary or affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation (i) will not result in the loss of an exemption under Rule 16b-3(d) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company, (ii) will not cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) will fail to so qualify, and (iii) will not result in a related-party transaction with an executive officer required to be disclosed under Item 404(a) of Regulation S-K (in accordance with Instruction 5.a.ii thereunder) under the Exchange Act.

(c)    Limitation of Liability. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a subsidiary or affiliate, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a subsidiary or affiliate acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4.    Stock Subject To Plan.

(a)    Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 11(c), the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be (i) shares of Stock (which may be awarded in Class A Common Stock, Class B Common Stock, or Preferred Stock, alone or in any combination of such classes of Stock) plus (ii) the number of shares of Stock which are subject to awards under the Preexisting Plans and become available in accordance with Section 4(b) after the Effective Date plus (iii) 8% of the number of shares of Stock which are issued or delivered by the Company during the term of the Plan other than issuances or deliveries under the Plan or other incentive compensation plans of the Company; provided, however, that the total number of shares of Stock with respect to which ISOs may be granted shall not exceed the number calculated by clause (i) above. Any shares of Stock issued or delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

(b)    Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments in accordance with this Section 4(b). Shares shall be counted against those reserved to the extent such shares have been delivered and are no longer subject to a risk of forfeiture. Accordingly, (i) to the extent that an Award under the Plan or an award under the Preexisting Plans is canceled, expired, forfeited, settled in cash, settled by delivery of fewer shares than the number underlying the Award or award, or otherwise terminated without delivery of shares to the participant, the shares retained by or returned to the Company will not be deemed to have been delivered under the Plan, and will be available for Awards under the Plan; and (ii) shares that are withheld from such an Award or award or separately surrendered by the participant in payment of the exercise price or taxes relating to such an Award or award shall be deemed to constitute shares not delivered and will be available under the Plan. The Committee may determine that Awards may be outstanding that relate to more shares than the aggregate remaining available under the Plan so long as Awards will not in fact result in delivery and vesting of shares in excess of the number then available under the Plan. In addition, in the case of any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or a subsidiary or affiliate or with which the Company or a subsidiary or affiliate combines, shares delivered or deliverable in connection with such assumed or substitute Award shall not be counted against the number of shares reserved under the Plan.

5.    Eligibility; Per-Person Award Limitations.

(a)    Eligibility. Awards may be granted under the Plan only to Eligible Persons. For purposes of the Plan, an “Eligible Person” means (i) an employee of the Company or any subsidiary or affiliate, including any executive officer or employee director of the Company or a subsidiary or affiliate, (ii) any person who has been offered employment by the Company or a subsidiary or affiliate, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a subsidiary or affiliate, (iii) any non-employee director of the Company, and (iv) any person who provides substantial services to the Company or a subsidiary or affiliate. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary or affiliate for purposes of eligibility for participation in the Plan. For purposes of the Plan, a joint venture in which the Company or a subsidiary has a substantial direct or indirect equity investment shall be deemed an affiliate, if so determined by the Committee. Holders of awards granted by a company or business acquired by the Company or a subsidiary or affiliate, or with which the Company or a subsidiary or affiliate combines, are eligible for grants of substitute awards granted in assumption of or in substitution for such outstanding awards previously granted under the Plan in connection with such acquisition or combination transaction.

(b)    Per-Person Award Limitations. In each calendar year during any part of which the Plan is in effect, an Eligible Person may be granted Awards intended to qualify as “performance-based compensation” under Code Section 162(m) under the Plan relating to up to his or her Annual Limit. A Participant’s Annual

Limit, in any year during any part of which the Participant is then eligible under the Plan, shall equal one million shares plus the amount of the Participant’s unused Annual Limit relating to the same type of Award as of the close of the previous year, subject to adjustment as provided in Section 11(c). In the case of an Award which is not valued in a way in which the limitation set forth in the preceding sentence would operate as an effective limitation satisfying applicable law (including Treasury Regulation 1.162-27(e)(4)), an Eligible Person may not be granted Awards authorizing the earning during any calendar year of an amount that exceeds the Eligible Person’s Annual Limit, which for this purpose shall equal $5.0 million plus the amount of the Eligible Person’s unused cash Annual Limit as of the close of the previous year (this limitation is separate and not affected by the number of Awards granted during such calendar year subject to the limitation in the preceding sentence). For this purpose, (i) “earning” means satisfying performance conditions so that an amount becomes payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other non-performance condition, (ii) a Participant’s Annual Limit is used to the extent an amount or number of shares may be potentially earned or paid under an Award, regardless of whether such amount or shares are in fact earned or paid, and (iii) the Annual Limit applies to Dividend Equivalents under Section 6(g) only if such Dividend Equivalents are granted separately from and not as a feature of another Award.

6.    Specific Terms Of Awards.

(a)    General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Sections 11(e) and 11(k)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan, subject to Section 11(k) and the terms of the Award agreement.

(b)    Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i)    Exercise Price. The exercise price per share of Stock purchasable under an Option (including both ISOs and non-qualified Options) shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option, subject to Section 8(a). Notwithstanding the foregoing, any substitute award granted in assumption of or in substitution for an outstanding award granted by a company or business acquired by the Company or a subsidiary or affiliate, or with which the Company or a subsidiary or affiliate combines may be granted with an exercise price per share of Stock other than as required above. No adjustment will be made for a dividend or other right for which the record date is prior to the date on which the stock is issued, except as provided in Section 11(c) of the Plan.

(ii)    Option Term; Time and Method of Exercise. The Committee shall determine the term of each Option, provided that in no event shall the term of any Option exceed a period of ten years from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid and the form of such payment (subject to Sections 11(k) and 11(l)), including, without limitation, cash, Stock (including by withholding Stock deliverable upon exercise), other Awards or awards granted under other plans of the Company or any subsidiary or affiliate, or other property (including through broker-assisted “cashless exercise” arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants (including, in the case of 409A Awards, deferred delivery of shares subject to the Option, as mandated by the Committee, with such deferred shares subject to any vesting, forfeiture or other terms as the Committee may specify).

(iii)    ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422.

(c)    Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i)    Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee. The grant price of each SAR shall be not less than the Fair Market Value of a share of Stock on the date of grant of such SAR.

(ii)    Other Terms. The Committee shall determine the term of each SAR, provided that in no event shall the term of an SAR exceed a period of ten years from the date of grant. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be free-standing or in tandem or combination with any other Award, and whether or not the SAR will be a 409A Award or Non-409A Award. The Committee may require that an outstanding Option be exchanged for an SAR exercisable for Stock having vesting, expiration, and other terms substantially the same as the Option, so long as such exchange will not result in additional accounting expense to the Company.

(d)    Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i)    Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee).

(ii)    Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

(iii)    Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv)    Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates, or (C) deferred as to payment, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in shares of Deferred Stock, other Awards or other investment vehicles, subject to such terms as the Committee shall determine or permit a Participant to elect. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e)    Deferred Stock. The Committee is authorized to grant Deferred Stock to Participants, subject to the following terms and conditions:

(i)    Award and Restrictions. Issuance of Stock will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the date of grant or thereafter. Deferred Stock may be satisfied by delivery of Stock, other Awards, or a combination thereof (subject to Section 11(l)), as determined by the Committee at the date of grant or thereafter.

(ii)    Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award document evidencing the Deferred Stock), all Deferred Stock that is at that time subject to such forfeiture conditions shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes. Deferred Stock subject to a risk of forfeiture may be called “restricted stock units” or otherwise designated by the Committee.

(iii)    Dividend Equivalents. Unless otherwise determined by the Committee, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be either (A) paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine or permit a Participant to elect.

(f)    Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant to Participants Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Company or a subsidiary or affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.

(g)    Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, which may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to restrictions on transferability, risks of forfeiture and such other terms as the Committee may specify.

(h)    Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock or factors that may influence the value of

Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries or affiliates or other business units. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, notes, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

(i)    Performance Awards. Performance Awards, denominated in cash or in Stock or other Awards, may be granted by the Committee in accordance with Section 7.

7.    Performance Awards, Including Annual Incentive Awards.

(a)    Performance Awards Generally. Performance Awards may be denominated as a cash amount, number of shares of Stock, or specified number of other Awards (or a combination) which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 7(b) and 7(c) in the case of a Performance Award intended to qualify as “performance-based compensation” under Code Section 162(m).

(b)    Performance Awards Granted to Covered Employees. If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of a preestablished performance goal and other terms set forth in this Section 7(b).

(i)    Performance Goal Generally. The performance goal for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7(b). The performance goal shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii)    Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or affiliates or other business units of the Company shall be used by the Committee in establishing performance goals for such Performance Awards: (1) net income or earnings per common share (basic or diluted); (2) interest income, net interest income, net interest income after provision for loan losses, non-interest income, income before or after taxes or before or after interest, depreciation, amortization or extraordinary or special items, (3) return on average assets (gross or net), return on investment, return on capital or return on average equity; (4) stock price, book value or total stockholder return; (5) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), cash flow in excess of cost of capital or net cash provided by operations; (6) expense, interest expense, non-interest expense, expense after taxes; (7) economic profit or value created; (8) net interest margin, operating margin or profit margin; and (9) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, production, or loan or asset balance levels; credit quality; total, core or non-interest bearing deposit growth, levels or composition; expansion of distribution channels, products or services; geographic business expansion goals; cost targets; capital levels, growth or ratios; efficiency ratio; customer satisfaction; employee satisfaction; management of employment practices and employee benefits; management of regulatory compliance or corporate governance; supervision of litigation and information technology; and goals relating to acquisitions or divestitures of subsidiaries, affiliates, joint ventures or other assets. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

(iii)    Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to one year or more than one year, as specified by the Committee. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time 25% of such performance period has elapsed.

(iv)    Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) during the given performance period, as specified by the Committee in accordance with Section 7(b)(iv). The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(v)    Settlement of Performance Awards; Other Terms. Settlement of Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 7(b) beyond the level of payment authorized for achievement of the performance goal specified under this Section 7(b) based on the actual level of achievement of such goal. Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as “performance-based compensation” for purposes of Code Section 162(m). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a Change in Control) prior to the end of a performance period or settlement of such Performance Awards.

(c)    Annual Incentive Awards Granted to Designated Covered Employees. The Committee may grant an Annual Incentive Award to an Eligible Person who is designated by the Committee as likely to be a Covered Employee. Such Annual Incentive Award will be intended to qualify as “performance-based compensation” for purposes of Code Section 162(m), and its grant, exercise and/or settlement shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 7(c).

(i)    Grant of Annual Incentive Awards. Not later than the earlier of 90 days after the beginning of any performance period applicable to such Annual Incentive Award or the time 25% of such performance period has elapsed, the Committee shall determine the Covered Employees who will potentially receive Annual Incentive Awards, and the amount(s) potentially payable thereunder, for that performance period. The amount(s) potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) in the given performance period, as specified by the Committee. The Committee may designate an annual incentive award pool as the means by which Annual Incentive Awards will be measured, which pool shall conform to the provisions of Section 7(b)(iv). In such case, the portion of the Annual Incentive Award pool potentially payable to each Covered Employee shall be preestablished by the Committee. In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 5.

(ii)    Payout of Annual Incentive Awards. After the end of each performance period, the Committee shall determine the amount, if any, of the Annual Incentive Award for that performance period payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount in respect of an Award subject to this Section 7(b) beyond the level of payment authorized for achievement of the performance goal specified under this Section 7(c) based on the actual level of achievement of such goal. The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant or other event prior to the end of a performance period or settlement of such Annual Incentive Award.

(d)    Written Determinations. Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards and Annual Incentive Awards, the level of actual achievement of the specified performance goals relating to Performance Awards and Annual Incentive Awards, and the amount of any final Performance Award and Annual Incentive Award shall be recorded in writing in the case of Performance Awards intended to qualify under Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m), prior to settlement of each such Award granted to a Covered Employee, that the performance objective relating to the Performance Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

8.    Certain Provisions Applicable To Awards.

(a)    Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary or affiliate, or any business entity to be acquired by the Company or a subsidiary or affiliate, or any other right of a Participant to receive payment from the Company or any subsidiary or affiliate; provided, however, that a 409A Award may not be granted in tandem with a Non-409A Award. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards. Subject to Sections 11(k) and (l) and subject to the restriction on repricing under Section 11(e), the Committee may determine that, in granting a new Award, the in-the-money value or fair value of any surrendered Award or award or the value of any other right to payment surrendered by the Participant may be applied to the purchase of any other Award.

(b)    Term of Awards. The term of each Award shall be for such period as may be determined by the Committee, subject to the express limitations set forth in Sections 6(b)(ii), 6(c)(ii) and 8 or elsewhere in the Plan.

(c)    Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan (including Sections 11(k) and (l)) and any applicable Award document, payments to be made by the Company or a subsidiary or affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events, subject to Sections 11(k) and (l). Subject to Section 11(k), installment or deferred payments may be required by the Committee (subject to Section 11(e)) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock. In the case of any 409A Award that is vested and no longer subject to a risk of forfeiture (within the meaning of Code Section 83), such Award will be distributed to the Participant, upon application of the Participant, if the Participant has had an unforeseeable emergency within the meaning of Code Sections 409A(a)(2)(A)(vi) and 409A(a)(2)(B)(ii), in accordance with Section 409A(a)(2)(B)(ii).

9.    Change in Control.

(a)    Effect of “Change in Control” on Non-Performance Based Awards. In the event of a “Change in Control,” the following provisions shall apply to non-performance based Awards, including Awards as to which performance conditions previously have been satisfied or are deemed satisfied under Section 9(b), unless otherwise provided by the Committee in the Award document:

(i)    All forfeiture conditions and other restrictions applicable to Awards granted under the Plan shall lapse and such Awards shall be fully payable as of the time of the Change in Control without regard to vesting or other conditions, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 11(a); and

(ii)    Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control and, upon any termination of employment or service by the Participant other than a termination for cause within two years after the Change in Control, shall remain outstanding and exercisable until the earlier of three years after such termination or the stated expiration date of such Award, subject only to applicable restrictions set forth in Section 11(a); and

(iii)    All deferral of settlement, forfeiture conditions and other restrictions applicable to an unvested Award granted under the Plan shall lapse and such Awards shall be fully payable as of the time of the Change in Control without regard to deferral and vesting conditions, except to the extent of any waiver by the Participant (if permitted under Section 409A) and subject to applicable restrictions set forth in Section 11(a);

provided, however, that no distribution shall occur with respect to a 409A Award unless the Change in Control also constitutes a 409A Ownership/Control Change.

(b)    Effect of “Change in Control” on Performance-Based Awards. In the event of a “Change in Control,” with respect to an outstanding Award subject to achievement of performance goals and conditions, such performance goals and conditions shall be deemed to be met or exceeded if and to the extent so provided by the Committee in the Award document governing such Award or other agreement with the Participant. Unless otherwise specified in such Award agreement, vesting and exercisability or settlement of such Award with regard to non-performance based terms will be as provided in Section 9(a).

(c)    Definition of “Change in Control.” A “Change in Control” shall be deemed to have occurred if, after the Effective Date, there shall have occurred any of the following:

(i)    Any “person,” as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, or any person or group of persons who as of the date of approval of this Plan by the Board of Directors of the Company own, directly or indirectly, 10% or more of the combined voting power of the securities of the Company), acquires voting securities of the Company and immediately thereafter is a “50% Beneficial Owner.” For purposes of this provision, a “50% Beneficial Owner” shall mean a person who is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then-outstanding voting securities;

(ii)    During any period of two consecutive years commencing on or after the Effective Date, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person (as defined above) who has entered into an agreement with the Company to effect a transaction described in subsections (i), (iii) or (iv) of this definition) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (the “Continuing Directors”) cease for any reason to constitute at least a majority there;

(iii)    There is consummated a merger, consolidation, recapitalization, or reorganization of the Company, or a reverse stock split of any class of voting securities of the Company, other than any such transaction which would result in at least 60% of the combined voting power of the voting securities of the Company or the surviving entity outstanding immediately after such transaction being beneficially owned by persons who together beneficially owned at least 80% of the combined voting power of the voting securities of the Company outstanding immediately prior to such transaction, with the relative voting power of each such continuing holder compared to the voting power of each other continuing holder not substantially altered as a result of the transaction; provided that, for purposes of this Section 9(c)(iii), such continuity of ownership (and preservation of relative voting power) shall be deemed to be satisfied if the failure to meet such 60% threshold (or to substantially preserve such relative voting power) is due solely to the acquisition of voting securities by an employee benefit plan of the Company, such surviving entity or a subsidiary thereof; and provided further, that, if consummation of the corporate transaction referred to in this Section 9(c)(iii) is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency or approval of the stockholders of another entity or other material contingency, no Change in Control shall occur until such time as such consent and approval has been obtained and any other material contingency has been satisfied;

(iv)    The stockholders of the Company have approved a plan of complete liquidation of the Company and there remains no material contingency to implementation of such plan or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect); provided that, if consummation of the transaction referred to in this Section 9(c)(iv) is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency or approval of the stockholders of another entity or other material contingency, no Change in Control shall occur until such time as such consent and approval has been obtained and any other material contingency has been satisfied; and

(v)    any other event which the Board of Directors of the Company determines shall constitute a Change in Control for purposes of this Plan.

(d)    Definition of “409A Ownership/Control Change.” A “409A Ownership/Control Change” shall be deemed to have occurred if a Change in Control occurs which involves transactions which constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Code Section 409A(a)(2)(A)(v).

10.    Additional Award Forfeiture Provisions.

(a)    Forfeiture of Options and Other Awards and Gains Realized Upon Prior Option Exercises of Award Settlements. Unless otherwise determined by the Committee, each Award granted hereunder shall be subject to the following additional forfeiture conditions, to which the Participant, by accepting an Award hereunder, agrees. If any of the events specified in Section 10(b)(i), (ii), or (iii) occurs (a “Forfeiture Event”), all of the following forfeitures will result:

(i)    The stockholders of the Company have approved a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect); provided that, if consummation of the transaction referred to in this Section 9(c)(iv) is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency or approval of the stockholders of another entity or other material contingency, no Change in Control shall occur until such time as such consent and approval has been obtained and any other material contingency has been satisfied; and

(ii)    The Participant will be obligated to repay to the Company, in cash, within five business days after demand is made therefor by the Company, the total amount of Award Gain (as defined herein) realized by the Participant upon each exercise of an Option or settlement of an Award (regardless of any elective deferral) that occurred on or after (A) the date that is six months prior to the occurrence of the Forfeiture Event, if the Forfeiture Event occurred while the Participant was employed by the Company or a subsidiary or affiliate of the Company, or (B) the date that is six months prior to the date the Participant’s employment by the Company or a subsidiary or affiliate of the Company terminated, if the Forfeiture Event occurred after the Participant ceased to be so employed. For purposes of this Section, the term “Award Gain” shall mean (i), in respect of a given Option exercise, the product of (X) the Fair Market Value per share of Stock at the date of such exercise (without regard to any subsequent change in the market price of shares) minus the exercise price times (Y) the number of shares as to which the Option was exercised at that date, and (ii), in respect of any other settlement of an Award granted to the Participant, the Fair Market Value of the cash or Stock paid or payable to Participant (regardless of any elective deferral) less any cash or the Fair Market Value of any Stock or property (other than an Award or award which would have itself then been forfeitable hereunder and excluding any payment of tax withholding) paid by the Participant to the Company as a condition of or in connection such settlement.

(b)    Events Triggering Forfeiture. The forfeitures specified in Section 10(a) will be triggered upon the occurrence of any one of the following Forfeiture Events at any time during the Participant’s employment by the Company or a subsidiary or affiliate of the Company or during the one-year period following termination of such employment:

(i)    The Participant, acting alone or with others, directly or indirectly, prior to a Change in Control, (A) engages, either as employee, employer, consultant, advisor, or director, or as an owner, investor, partner, or stockholder unless the Participant’s interest is insubstantial, in any business in an area or region in which the Company conducts business at the date the event occurs, which is directly in competition with a business then conducted by the Company or a subsidiary or affiliate of the Company; (B) induces any customer or supplier of the Company or a subsidiary or affiliate of the Company, or other company with which the Company or a subsidiary or affiliate of the Company has a business relationship, to curtail, cancel, not renew, or not continue his or her or its business with the Company or any subsidiary or affiliate of the Company; or (C) induces, or attempts to influence, any employee of or service provider to the Company or a subsidiary or affiliate of the Company to terminate such employment or service. The Committee shall, in its discretion, determine which lines of business the Company conducts on any particular date and which third parties may reasonably be deemed to be in competition with the Company. For purposes of this Section 10(b)(i), a Participant’s interest as a stockholder is insubstantial if it represents beneficial ownership of less than five percent of the outstanding class of stock, and a Participant’s interest as an owner, investor, or partner is insubstantial if it represents ownership, as determined by the Committee in its discretion, of less than five percent of the outstanding equity of the entity;

(ii)    The Participant discloses, uses, sells, or otherwise transfers, except in the course of employment with or other service to the Company or any subsidiary or affiliate of the Company, any confidential or proprietary information of the Company or any subsidiary or affiliate of the Company, including but not limited to information regarding the Company’s current and potential customers, organization, employees, finances, and methods of operations and investments, so long as such information has not otherwise been disclosed to the public or is not otherwise in the public domain, except as required by law or pursuant to legal process, or the Participant makes statements or representations, or otherwise communicates, directly or indirectly, in writing, orally, or otherwise, or takes any other action which may, directly or indirectly, disparage or be damaging to the Company or any of its subsidiaries or affiliates or their respective officers, directors, employees, advisors, businesses or reputations, except as required by law or pursuant to legal process; or

(iii)    The Participant fails to cooperate with the Company or any subsidiary or affiliate by making himself or herself available to testify on behalf of the Company or such subsidiary or affiliate in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, or otherwise fails to assist the Company or any subsidiary or affiliate in any such action, suit, or proceeding by providing information and meeting and consulting with members of management of, other representatives of, or counsel to, the Company or such subsidiary or affiliate of the Company, as reasonably requested.

(c)    Agreement Does Not Prohibit Competition or Other Participant Activities. Although the conditions set forth in this Section 10 shall be deemed to be incorporated into an Award, a Participant is not thereby prohibited from engaging in any activity, including but not limited to competition with the Company and its subsidiaries and affiliates. Rather, the non-occurrence of the Forfeiture Events set forth in Section 10(b) is a condition to the Participant’s right to realize and retain value from his or her compensatory Options and Awards, and the consequence under the Plan if the Participant engages in an activity giving rise to any such Forfeiture Event are the forfeitures specified herein. The Company and the Participant shall not be precluded by this provision or otherwise from entering into other agreements concerning the subject matter of Section 10(a) and 10(b).

(d)    Committee Discretion. The Committee may, in its discretion, waive in whole or in part the Company’s right to forfeiture under this Section, but no such waiver shall be effective unless evidenced by a writing signed by a duly authorized officer of the Company. In addition, the Committee may impose additional conditions on Awards, by inclusion of appropriate provisions in the document evidencing or governing any such Award.

11.    General Provisions.

(a)    Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee and subject to Section 11(k), postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.

(b)    Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary or affiliate thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant for purposes of estate-planning, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee and the Committee has determined that there will be no transfer of the Award to a third party for value, and subject to any terms and conditions which the Committee may impose thereon (which may include limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933 specified by the Securities and Exchange Commission). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c)    Adjustments. In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate or, in the case of any outstanding Award, which is necessary in order to prevent dilution or enlargement of the rights of the Participant, then the Committee shall, in an equitable manner as determined by the Committee, adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, including the number of shares available under Section 4, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5, (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option (subject to Section 11(l)). In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals and any hypothetical funding pool relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or affiliate or other business unit, or the financial statements of the Company or any subsidiary or affiliate, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any subsidiary or affiliate or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that the existence of such authority (i) would cause Options, SARs, or Performance Awards granted under the Plan to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder, or (ii) would cause the Committee to be deemed to have authority to change the targets, within the meaning of Treasury Regulation 1.162-27(e)(4)(vi), under the performance goals relating to Options or SARs granted to Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder. In furtherance of the foregoing, in the event of an “equity restructuring” as defined in FAS 123R which affects the Stock, a Participant shall have a legal right to an adjustment to the Participant’s Award to the extent necessary to preserve without enlarging the value of the Award, with the manner of such adjustment to be determined by the Committee in its discretion, and subject to any limitation on this right set forth in the applicable Award agreement.

(d)    Tax Provisions.

(i)    Withholding. The Company and any subsidiary or affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s withholding obligations, either on a mandatory or elective basis in the discretion of the Committee, or in satisfaction of other tax obligations. Other provisions of the Plan notwithstanding, only the minimum amount of Stock deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld, unless withholding of any additional amount of Stock will not result in additional accounting expense to the Company.

(ii)    Required Consent to and Notification of Code Section 83(b) Election. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award document or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

(iii)    Requirement of Notification Upon Disqualifying Disposition Under Code Section 421(b). If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (i.e., a disqualifying disposition), such Participant shall notify the Company of such disposition within ten days thereof.

(e)    Changes to the Plan. The Board may amend, suspend or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants; provided, however, that any amendment to the Plan shall be submitted to the Company’s stockholders for approval not later than the earliest annual meeting for which the record date is at or after the date of such Board action if such stockholder approval is required by any federal or state law or regulation or Nasdaq Marketplace Rules or any other stock exchange or automated quotation system on which the Stock may then be listed or quoted, or if such amendment would materially increase the number of shares reserved for issuance and delivery under the Plan, and the Board may otherwise, in its discretion, determine to submit other amendments to the Plan to stockholders for approval. The Committee is authorized to amend outstanding awards, except as limited by the Plan. The Board and Committee may not amend outstanding Awards (including by means of an amendment to the Plan) without the consent of an affected Participant if such an amendment would materially and adversely affect the rights of such Participant with respect to the outstanding Award (for this purpose, actions that alter the timing of federal income taxation of a Participant will not be deemed material unless such action results in an income tax penalty on the Participant, and any discretion that is reserved by the Board or Committee with respect to an Award is unaffected by this provision). Without the approval of stockholders, the Committee will not amend or replace previously granted Options or SARs in a transaction that constitutes a “repricing,” which for this purpose means any of the following or any other action that has the same effect:

•	Lowering the exercise price of an option or SAR after it is granted;

•	Any other action that is treated as a repricing under generally accepted accounting principles;

•	Canceling an option or SAR at a time when its exercise price exceeds the fair market value of the underlying Stock, in exchange for another option or SAR, restricted stock, or other equity;

provided, however, that the foregoing transactions shall not be deemed a repricing if pursuant to an adjustment authorized under Section 11(c). With regard to other terms of Awards, the authority of the Committee to waive or modify an Award term after the Award has been granted does not permit waiver or modification of a term that would be mandatory under the Plan for any Award newly granted at the date of the waiver or modification.

(f)    Right of Setoff. The Company or any subsidiary or affiliate may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or a subsidiary or affiliate may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company, including but not limited to amounts owed under Section 10(a), although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 11(f).

(g)    Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(h)    Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards which do not qualify under Code Section 162(m), and such other arrangements may be either applicable generally or only in specific cases.

(i)    Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)    Compliance with Code Section 162(m). It is the intent of the Company that Options and SARs granted to Covered Employees and other Awards designated as Awards to Covered Employees subject to Section 7 shall constitute qualified “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder, unless otherwise determined by the Committee at the time of allocation of an Award. Accordingly, the terms of Sections 7(b), (c), and (d), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of the Plan or any Award document relating to a Performance Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.

(k)    Certain Limitations on Awards to Ensure Compliance with Section 409A.

(i)    409A Awards and Deferrals. Other provisions of the Plan notwithstanding, the terms of any 409A Award (which for this purpose means only such an Award held by an employee subject to United States federal income tax), including any authority of the Company and rights of the Participant with respect to the 409A Award, shall be limited to those terms permitted under Section 409A, and any terms not permitted under Section 409A shall be automatically modified and limited to the extent necessary to conform with Section 409A. The following rules will apply to 409A Awards:

(A)	If a Participant is permitted to elect to defer an Award or any payment under an Award, such election will be permitted only at times in compliance with Section 409A (including transition rules thereunder);

(B)	The Committee may, in its discretion, require or permit on an elective basis a change in the distribution terms applicable to 409A Awards (and Non-409A Awards that qualify for the short-term deferral exemption under Section 409A) during 2006 and 2007 in accordance with, and to the fullest extent permitted by, Proposed Treasury Regulation § 1.409A (including Preamble § XI.C) and IRS Notice 2005-1, and at any time in accordance with Section 409A and regulations thereunder. The Director of Human Resources of the Company is authorized to modify any such outstanding Awards to permit election of different deferral periods provided that any such modifications may not otherwise increase the benefits to Participants or the costs of such Awards to the Company;

(C)	The Company shall have no authority to accelerate distributions relating to 409A Awards in excess of the authority permitted under Section 409A;

(D)	Any distribution of a 409A Award triggered by a Participant’s termination of employment and intended to qualify under Section 409A(a)(2)(A)(i) shall be made only at the time that the Participant has had a “separation from service” within the meaning of Section 409A(a)(2)(A)(i) (or earlier at such time, after a termination of employment, that there occurs another event triggering a distribution under the Plan or the applicable Award agreement in compliance with Section 409A);

(E)	Any distribution of a 409A Award subject to Section 409A(a)(2)(A)(i) that would be made within six months following a separation from service of a “Specified Employee” (or “key employee”) as defined under Section 409A(a)(2)(B)(i) shall instead occur at the expiration of the six-month period under Section 409A(a)(2)(B)(i). In the case of installments, this delay shall not affect the timing of any installment otherwise payable after the six-month delay period;

(F)	In the case of any distribution of a 409A Award, if the timing of such distribution is not otherwise specified in the Plan or an Award agreement or other governing document, the distribution shall be made not later than 75 days after the date at which the settlement of the Award is specified to occur;

(G)	If any portion of an Award that is scheduled to vest at a single specified date (a vesting “tranche”) is partly deemed a 409A Award and partly deemed exempt from Section 409A (as a short-term deferral or otherwise), the time of settlement of the entire tranche will be governed by the distribution rules applicable to the 409A Award (except to the extent that this rule cannot apply to a distribution that would otherwise occur in 2006 pt 2007); and

(H)	The rules applicable to 409A Awards under this Section 11(k)(i) constitute further restrictions on terms of Awards set forth elsewhere in this Plan. Thus, for example, a 409A Option/SAR shall be subject to restrictions, including restrictions on rights otherwise specified in Section 6(b) or 6(c), in order that such Award shall not result in constructive receipt of income before exercise or tax penalties under Section 409A.

(ii)    Rules Applicable to Non-409A Options/SARs. With respect to Non-409A Options/ SARs, in applying Code Sections 1563(a)(1), (2) and (3) for purposes of determining a controlled group of corporations under Code Section 414(b), the language “at least 20 percent” shall be used instead of “at least 80 percent” at each place it appears in Sections 1563(a)(1), (2) and (3), and in applying Treasury Regulation § 1.414(c)-2 (or any successor provision) for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Section 414(c), the language “at least 20 percent” shall be used instead of “at least 80 percent” at each place it appears in Treasury Regulation §1.414(c)-2.

(iii)    Distributions Upon Vesting. In the case of any Award providing for a distribution upon the lapse of a risk of forfeiture, if the timing of such distribution is not otherwise specified in the Plan or an Award agreement or other governing document, the distribution shall be made not later than March 15 of the year following the year in which the risk of forfeiture lapsed.

(iv)    Scope and Application of this Provision. For purposes of this Section 11(k), references to a term or event (including any authority or right of the Company or a Participant) being “permitted” under Section 409A mean that the term or event will not cause the Participant to be deemed to be in constructive receipt of compensation relating to the 409A Award prior to the distribution of cash, shares or other property or to be liable for payment of interest or a tax penalty under Section 409A.

(l)    Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award document shall be determined in accordance with the laws of the State of Florida, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

(m)    Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States, or establish one or more sub-plans for such participants, in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 11(m) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) for the Participant whose Award is modified.

(n)    Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary or affiliate, (ii) interfering in any way with the right of the Company or a subsidiary or affiliate to terminate any Eligible Person’s or Participant’s employment or service at any time (subject to the terms and provisions of any separate written agreements), (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award or an Option or SAR is duly exercised. Except as expressly provided in the Plan and an Award document, neither the Plan nor any Award document shall confer on any person other than the Company and the Participant any rights or remedies thereunder. Any Award shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any subsidiary or affiliate and shall not affect any benefits under any other benefit plan at any time in effect under which the availability or amount of benefits is related to the level of compensation (unless required by any such other plan or arrangement with specific reference to Awards under this Plan).

(o)    Severability; Entire Agreement. If any of the provisions of this Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award documents contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof. No rule of strict construction shall be applied against the Company, the Committee, or any other person in the interpretation of any terms of the Plan, Award, or agreement or other document relating thereto.

(p)    Plan Effective Date and Termination. The Plan shall become effective if, and at such time as, the stockholders of the Company have approved it by a majority of the votes cast by the holders of the voting securities of the Company present, or represented, and entitled to vote on the subject matter at a duly held meeting of stockholders, which shall be the Effective Date. Upon such approval of the Plan by the stockholders of the Company, no further awards shall be granted under the Preexisting Plans, but any outstanding awards under those plans shall continue in accordance with their terms and any authority to amend those awards will continue under the Preexisting Plans. Unless earlier terminated by action of the Board of Directors, the authority of the Committee to make grants under the Plan shall terminate on the date that is ten years after the latest date upon which stockholders of the Company have approved the Plan, and the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.

EXHIBIT B

As amended Article VI of the Articles of Incorporation of BankUnited shall provide in its entirety as follows:

ARTICLE VI

Capital Stock

The total number of shares of all classes of stock that the Corporation is authorized to issue is 113,000,000 shares, of which 100,000,000 shall be Class A Common Stock, $.01 par value (the “Class A Common Stock”), 3,000,000 shall be Class B Common Stock, $.01 par value (the “Class B Common Stock”), and 10,000,000 shall be Preferred Stock, $.01 par value (the “Preferred Stock”). No holder of the Corporation’s stock shall have any preemptive right to acquire the Corporation’s securities.

Class A Common Stock. The maximum number of shares of Class A Common Stock that the Corporation is authorized to have outstanding is 100,000,000 shares at a par value of $.01 per share. The Class A Common Stock shall be a special class of stock issuable from time to time in one or more series as specified in Section 607.0602 of the Florida Business Corporation Act (or in such other manner as may be permitted by law), as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance of such series of Class A Common Stock adopted by the Board of Directors pursuant to authority hereby vested in it, each such series to be appropriately designated, prior to the issuance of any shares thereof, by some distinguishing letter, number, or title. The Board of Directors is hereby expressly granted authority to fix the authorized number of shares of each series of common stock, and to fix the terms of such series, including, but not limited to, the following:

(a) the rate or manner of payment of dividends;

(b) whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

(c) the amount payable upon shares in the event of voluntary or involuntary liquidation;

(d) sinking fund provisions, if any, for the redemption or purchase of shares;

(e) the terms and conditions, if any, on which shares may be converted;

(f) voting rights, if any; and

(g) the other special rights, if any, and the qualifications, limitations or restrictions thereof, of the shares of such series.

The designation of each particular series of Class A Common Stock and its terms in respect of the foregoing particulars shall be fixed and determined by the Board of Directors in any manner permitted by law and stated in the resolution or resolutions providing for the issuance of such shares adopted by the Board of Directors pursuant to authority hereby vested in it, before any shares of such series are issued. The Board of Directors may from time to time increase (but not above the total number of authorized shares of the class) the number of shares of any series of Class A Common Stock already created by providing that any unissued Class A Common Stock shall constitute part of such series, or may decrease (but not below the number of shares thereof then outstanding) the number of shares of any series of Class A Common Stock already created by providing that any unissued shares previously assigned to such series shall no longer constitute part thereof. The Board of Directors is hereby empowered to classify or reclassify any unissued Class A Common Stock by fixing or altering the terms thereof in respect of the above-mentioned particulars and by assigning the same to an existing or newly created series from time to time before the issuance of such shares.

For purposes of determining whether a non-voting series of Class A Common Stock shall be entitled to vote as a class pursuant to Section 607.1004 of the Florida Business Corporation Act (or any successor section or statute hereinafter enacted) on an amendment to the Corporation’s Articles of Incorporation, an amendment that increases the total number of authorized shares of Class A Common Stock shall not be considered to be an adverse change to the terms of any individual series of Class A Common Stock and shall not require a vote or the consent of the holders of any such series of Class A Common Stock.

Set forth in Appendix A hereto is the Statement of Designation setting forth the terms of the Series I Class A Common Stock.

Class B Common Stock. The maximum number of shares of Class B Common Stock that the Corporation is authorized to have outstanding is 3,000,000 shares at a par value of $.01 per share. Holders of Class B Common Stock are entitled to vote on all questions required by law on the basis of one vote per share and there shall be no cumulative voting. The shares of Class B Common Stock shall be convertible into shares of other classes of capital stock of the Corporation in such manner as may be provided by the Board of Directors by resolution.

Set forth in Appendix A hereto is the Statement of Designation setting forth the conversion rights of the Class B Common Stock.

Preferred Stock. The maximum number of shares of Preferred Stock that the Corporation is authorized to have outstanding is 10,000,000 shares at a par value of $.01 per share. The Preferred Stock may be issued from time to time in one or more series as specified in Section 607.0602 of the Florida Business Corporation Act (or in such other manner as may be permitted by law), as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance of such series of Preferred Stock adopted by the Board of Directors pursuant to authority hereby vested in it, each such series to be appropriately designated, prior to the issuance of any shares thereof, by some distinguishing letter, number, or title. The Board of Directors is hereby expressly granted authority to fix the authorized number of shares of each series of Preferred Stock, and to fix the terms of such series, including, but not limited to, the following:

(a) the rate or manner of payment of dividends;

(b) whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

(c) the amount payable upon shares in the event of voluntary or involuntary liquidation;

(d) sinking fund provisions, if any, for the redemption or purchase of shares;

(e) the terms and conditions, if any, on which shares may be converted;

(f) voting rights, if any; and

(g) the other special rights, if any, and the qualifications, limitations or restrictions thereof, of the shares of such series.

The designation of each particular series of Preferred Stock and its terms in respect of the foregoing particulars shall be fixed and determined by the Board of Directors in any manner permitted by law and stated in the resolution or resolutions providing for the issuance of such shares adopted by the Board of Directors pursuant to authority hereby vested in it, before any shares of such series are issued. The Board of Directors may from time to time increase (but not above the total number of authorized shares of the class) the number of shares of any series of Preferred Stock already created by providing that any unissued Preferred Stock shall constitute part of such series, or may decrease (but not below the number of shares thereof then outstanding) the number of shares of any series of Preferred Stock already created by providing that any unissued shares previously assigned to such series shall no longer constitute part thereof. The Board of Directors is hereby empowered to classify or reclassify any unissued Preferred Stock by fixing or altering the terms thereof in respect of the above-mentioned particulars and by assigning the same to an existing or newly created series from time to time before the issuance of such shares.

For purposes of determining whether a non-voting series of Preferred Stock shall be entitled to a vote as a class pursuant to Section 607.1004 of the Florida Business Corporation Act (or any successor section or statute hereinafter enacted) on an amendment to the Corporation’s Articles of Incorporation, an amendment that increases the total number of authorized shares of Preferred Stock shall not be considered to be an adverse change to the terms of any individual series of Preferred Stock and shall not require a vote or the consent of the holders of any such series of Preferred Stock.

Set forth in Appendices B, C, D, E, F, G and H hereto are the Statements of Designation setting forth the terms of the Noncumulative Convertible Preferred Stock, Series A; Noncumulative Convertible Preferred Stock, Series B; Noncumulative Convertible Preferred Stock, Series C; Noncumulative Convertible Preferred Stock, Series C-II; 8% Noncumulative Convertible Preferred Stock, Series 1993; 9% Noncumulative Perpetual Preferred Stock, and 8% Noncumulative Convertible Preferred Stock, Series 1996, respectively.

BANKUNITED FINANCIAL CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints ALFRED R. CAMNER and LAWRENCE H. BLUM, or any one of them with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of BankUnited Financial Corporation (the “Company”) to be held on January 23, 2007 at 12:00 noon, local time, and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of Class A Common Stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and in their discretion upon such other matters as may come before the meeting.

(To be signed on Reverse Side)	SEE REVERSE SIDE

☐ Please mark your votes as in this example.

Proposal One—Election of Directors.

Nominee:	Class II	For	Withheld

	Lawrence H. Blum	☐	☐
	Lauren R. Camner	☐	☐
	Bradley S. Weiss	☐	☐

Nominee:	Class III	For	Withheld

	Dr. Albert E. Smith	☐	☐

Proposal One will be voted on with the Class B Common Stock and the Noncumulative Convertible Preferred Stock, Series B.

Proposal Two—Approval of the 2007 Stock Award and Incentive Plan		For	Against	Abstain

		☐	☐	☐

Proposal Two will be voted on the vote with the Class B Common Stock and the Noncumulative Convertible Preferred Stock, Series B.					Please mark, sign, date and return this Proxy card promptly, using the enclosed envelope.

Proposal Three—Approval of Amendment to Articles of Incorporation to Increase the Authorized Class A Common Shares.

Proposal Three will be voted on the vote with the Class B Common Stock and the Noncumulative Convertible Preferred Stock, Series B.

		For ☐	Against ☐	Abstain ☐	This Proxy is revocable and when properly executed will be voted in the manner directed by the undersigned stockholder, UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS.

Signature	Date	Signature	Date
Signature if held jointly

Note: Please sign exactly as your name(s) appears hereon. When signing in a representative capacity, please give title.

BANKUNITED FINANCIAL CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints ALFRED R. CAMNER and LAWRENCE H. BLUM, or any one of them with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of BankUnited Financial Corporation (the “Company”) to be held on January 23, 2007 at 12:00 noon, local time, and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of Class B Common Stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and in their discretion upon such other matters as may come before the meeting.

(To be signed on Reverse Side)	SEE REVERSE SIDE

☐ Please mark your votes as in this example.

Proposal One—Election of Directors.

Nominee:	Class II	For	Withheld

	Lawrence H. Blum	☐	☐
	Lauren R. Camner	☐	☐
	Bradley S. Weiss	☐	☐

Nominee:	Class III	For	Withheld

	Dr. Albert E. Smith	☐	☐

Proposal One will be voted on with the Class A Common Stock and the Noncumulative Convertible Preferred Stock, Series B.

Proposal Two—Approval of the 2007 Stock Award and Incentive Plan		For	Against	Abstain

		☐	☐	☐

Proposal Two will be voted on the vote with the Class A Common Stock and the Noncumulative Convertible Preferred Stock, Series B.					Please mark, sign, date and return this Proxy card promptly, using the enclosed envelope.

Proposal Three—Approval of Amendment to Articles of Incorporation to Increase the Authorized Class A Common Shares.

Proposal Three will be voted on the vote with the Class A Common Stock and the Noncumulative Convertible Preferred Stock, Series B.

		For ☐	Against ☐	Abstain ☐	This Proxy is revocable and when properly executed will be voted in the manner directed by the undersigned stockholder, UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS.

Signature	Date	Signature	Date
Signature if held jointly

Note: Please sign exactly as your name(s) appears hereon. When signing in a representative capacity, please give title.

BANKUNITED FINANCIAL CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints ALFRED R. CAMNER and LAWRENCE H. BLUM, or any one of them with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of BankUnited Financial Corporation (the “Company”) to be held on January 23, 2007 at 12:00 noon, local time, and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of Noncumulative Convertible Preferred Stock, Series B of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and in their discretion upon such other matters as may come before the meeting.

(To be signed on Reverse Side)	SEE REVERSE SIDE

☐ Please mark your votes as in this example.

Proposal One—Election of Directors.

Nominee:	Class II	For	Withheld

	Lawrence H. Blum	☐	☐
	Lauren R. Camner	☐	☐
	Bradley S. Weiss	☐	☐

Nominee:	Class III	For	Withheld

	Dr. Albert E. Smith	☐	☐

Proposal One will be voted on with the Class A Common Stock and the Class B Common Stock.

Proposal Two—Approval of the 2007 Stock Award and Incentive Plan		For	Against	Abstain

		☐	☐	☐

Proposal Two will be voted on the vote with the Class A Common Stock and the Class B Common Stock.					Please mark, sign, date and return this Proxy card promptly, using the enclosed envelope.

Proposal Three—Approval of Amendment to Articles of Incorporation to Increase the Authorized Class A Common Shares.

Proposal Three will be voted on the vote with the Class A Common Stock and the Class B Common Stock.

		For ☐	Against ☐	Abstain ☐	This Proxy is revocable and when properly executed will be voted in the manner directed by the undersigned stockholder, UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS.

Signature	Date	Signature	Date
Signature if held jointly

Note: Please sign exactly as your name(s) appears hereon. When signing in a representative capacity, please give title.